UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Oxford Industries, Inc.

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OXFORD

2024 Notice of Annual Meeting of Shareholders and Proxy Statement

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 25, 2024
Notice is hereby given that the 2024 Annual Meeting of Shareholders of Oxford Industries, Inc. will be held on Tuesday, June 25, 2024 at 2:00 p.m., Eastern Time. The meeting will be conducted virtually via live audio webcast. There will not be a physical location for the annual meeting, and shareholders will not be able to attend the meeting in person. Shareholders may access and participate in the annual meeting by visiting meetnow.global/MXGVM6Y. At the meeting, shareholders will consider and vote on the following matters:
(1)
To elect as directors three Class II nominees, as named in the accompanying proxy statement, to serve until the 2027 Annual Meeting of Shareholders;

(2)
To ratify the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2024;

(3)
To approve, by a non-binding, advisory vote, the compensation of our named executive officers; and

(4)
To transact any other business that properly comes before the annual meeting or any adjournment or postponement.

Shareholders of record as of the close of business on April 19, 2024 will be entitled to notice of and to vote at the annual meeting or at any adjournment or postponement of the annual meeting.
We have designed the format of the annual meeting to ensure that shareholders have the opportunity to participate in the meeting. The annual meeting will include a Q&A session during which members of our executive leadership team, including the Chairman of the Board, will be available to answer questions submitted during the meeting, as time permits. To ensure the annual meeting is conducted in a manner that is fair to all shareholders, the Chairman (or such other person designated by our Board) may exercise discretion in recognizing questions, the order in which questions are answered and the amount of time devoted to questions.
We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. A Notice of Internet Availability of Proxy Materials will be mailed to shareholders beginning on or about May 14, 2024. This proxy statement and our 2023 Annual Report on Form 10-K may be accessed by all shareholders at http://www.edocumentview.com/OXM. Any shareholder may request a printed copy of the proxy materials by following the instructions set forth in the Notice of Internet Availability.
Your vote is important, and you are encouraged to vote as soon as possible. You may vote using any of the following methods: (1) on the Internet; (2) by requesting a paper copy of the proxy materials and submitting your vote via a toll-free telephone number or signing, dating and mailing a completed proxy card; or (3) electronically during the annual meeting. Please review the instructions on each of your voting options described in the Notice of Internet Availability. If your shares are held in an account with a broker, your broker will vote your shares for you if you provide voting instructions. In the absence of instructions, your broker can only vote your shares on limited matters.
The live audio webcast of the annual meeting will begin promptly at 2:00 p.m., Eastern Time. We encourage shareholders to access the webcast in advance of the designated start time. Please see “Information About the Meeting and Voting” in the accompanying proxy statement for additional information about how to participate in the annual meeting.
May 14, 2024	By Order of the Board of Directors, Suraj A. Palakshappa Senior Vice President, General Counsel, Treasurer and Secretary

      Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 25, 2024: This proxy statement and our 2023 Annual Report on Form 10-K are available on the Internet at http://www.edocumentview.com/OXM.

999 Peachtree Street, N.E., Suite 688
Atlanta, Georgia 30309

PROXY STATEMENT

For 2024 Annual Meeting of Shareholders
To Be Held on June 25, 2024
Introduction
This proxy statement contains information relating to the 2024 Annual Meeting of Shareholders of Oxford Industries, Inc. to be held on Tuesday, June 25, 2024, beginning at 2:00 p.m., Eastern Time. The annual meeting will be conducted as a virtual meeting, accessible via live audio webcast at meetnow.global/MXGVM6Y.
We have elected to provide access to our proxy materials on the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials to our shareholders instead of a paper copy of our proxy materials. By providing our proxy materials on the Internet, we believe that we are increasing our shareholders’ ability to access the information they need while at the same time reducing the cost and environmental impact of our annual meeting. The Notice of Internet Availability contains instructions for accessing our proxy materials and submitting a proxy on the Internet. The Notice of Internet Availability also contains instructions for requesting a paper copy of our proxy materials. We will begin mailing the Notice of Internet Availability on or about May 14, 2024 to all holders of our common stock, par value $1.00 per share, entitled to vote at the annual meeting. A similar notice will be sent by brokers and other nominees to beneficial owners of shares of which they are the shareholder of record.
This proxy statement and our 2023 Annual Report on Form 10-K are available at http://www.edocumentview.com/OXM. We will mail any shareholder a copy of the proxy materials free of charge, but only upon request to those following the instructions set forth in the Notice of Internet Availability.
PROPOSALS FOR SHAREHOLDER CONSIDERATION
Proposal		Board’s Recommendation
Proposal No. 1—Election of Directors	Election of Thomas C. Chubb III, John R. Holder and Stephen S. Lanier as Class II directors for a three-year term expiring in 2027	FOR EACH
Proposal No. 2—Ratification of Ernst & Young LLP	Ratification of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2024	FOR
Proposal No. 3—Non-Binding, Advisory Vote on Executive Compensation	A non-binding, advisory vote to approve the compensation paid to our named executive officers	FOR

Proposal No. 1: Election of Directors
Board of Directors
In accordance with our charter, our directors are divided into three classes that are as nearly equal in size as possible. Directors in each class are elected to three-year terms, with director classes serving staggered terms. A director holds office until the annual meeting of shareholders held in the year during which the director’s term ends and until his or her successor is elected and qualified. When the number of directors is increased, newly appointed directors are required to stand for election at the next annual meeting.
Bylaws Relating to Retirement
Pursuant to our bylaws, an individual becomes ineligible for election or appointment as a director: (1) for any employee director (i.e., someone who concurrently serves as an employee of our company and as a member of our Board), other than an individual who has at any time served as our Chief Executive Officer, following the end of our fiscal year during which such individual reaches the age of 65; and (2) for any other individual, following the end of our fiscal year during which such individual reaches the age of 72.
Director Nominations
Our Board currently consists of four Class I directors (Dennis M. Love, Clyde C. Tuggle, E. Jenner Wood III and Carol B. Yancey), four Class II directors (Thomas C. Chubb III, John R. Holder, Stephen S. Lanier and Clarence H. Smith) and three Class III directors (Helen Ballard, Virginia A. Hepner and Milford W. McGuirt).
At our 2024 annual meeting, the terms of our Class II directors will expire. Our Board, on the recommendation of our Nominating, Compensation & Governance Committee, or NC&G Committee, has unanimously nominated Thomas C. Chubb III, John R. Holder and Stephen S. Lanier for election at our annual meeting as Class II directors, each to serve for a three year term expiring in 2027 and until his respective successor is elected and qualified.
The term for Mr. Clarence H. Smith expires at the conclusion of this year’s annual meeting. Mr. Smith has served on our Board since 2003. Because Mr. Smith reached the retirement age of 72 prior to the beginning of our current fiscal year, he is no longer eligible for election as a director under our bylaws. Therefore, Mr. Smith will not seek re-election as a director at the annual meeting. We thank Mr. Smith for his many years of service to our company.
Following Mr. Smith’s retirement, there will be a vacancy on our Board. Our Board may choose to (1) immediately fill the vacancy, (2) allow the vacancy to remain open until a suitable candidate is identified and elected or (3) amend our bylaws to reduce the number of directors serving on our Board. At this time, our Board anticipates that following the annual meeting, it will amend our bylaws to reduce the number of directors serving on our Board to 10.
The terms of our Class III directors expire in 2025, and the terms of our Class I directors expire in 2026. Each of our Class III and Class I directors is currently expected to remain in office for the remainder of their current terms.
Required Vote
In an uncontested election at an annual meeting of shareholders, our bylaws require that each director be elected by a majority of the votes cast with respect to such director (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In accordance with our bylaws, in order for a shareholder to have nominated a director for consideration at the 2024 annual meeting, we must have received the nomination not later than the close of business on March 15, 2024. We have not received a shareholder nomination for a director for consideration at the 2024 annual meeting. Accordingly, the election of directors at the 2024 annual meeting is an uncontested election.
Under Georgia law, in an uncontested election, if a nominee who is already serving as a director is not elected, the director would continue to serve on our Board as a “holdover director.” Under our bylaws, any holdover director who fails to receive a majority of the votes cast must offer to tender his or her resignation to our Board. Our Board, in consultation with any of its committees so designated, would then determine whether to accept or reject the resignation, or whether other action should be taken. Under our bylaws, our Board is required to act on the resignation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified.
Abstentions and broker non-votes will have no effect on the vote for the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Each nominee has consented to serve if elected, and our Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If a nominee becomes unwilling or unable to serve prior to the annual meeting, then at the recommendation of our Board: (1) proxies will be voted for a substitute nominee selected by or at the direction of our Board; (2) the vacancy created by the inability or unwillingness of a nominee to serve will remain open until filled by our Board; or (3) our bylaws may be amended to reduce the number of directors serving on our Board.

2   2024 PROXY STATEMENT

Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THOMAS C. CHUBB III, JOHN R. HOLDER AND STEPHEN S. LANIER AS A CLASS II DIRECTOR.
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
Our Audit Committee is responsible for appointing and overseeing Oxford’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2024, which appointment was ratified by our full Board. Ernst & Young LLP has served as our independent auditors since 2002.
Our Board considers Ernst & Young LLP to be well qualified and recommends that our shareholders vote to approve its selection. Although shareholder ratification of the selection of our independent registered public accounting firm is not required by law, our Board believes soliciting shareholder approval of Ernst & Young LLP’s selection to be a matter of good corporate governance. A representative of Ernst & Young LLP is expected to participate in the annual meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders.
Required Vote
Ratification of the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2024 requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. If our shareholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024, our Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for fiscal 2024 and/or future years.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.
Proposal No. 3: Non-Binding, Advisory Vote to Approve Executive Compensation
Executive Compensation
As we have done every year since 2011, we are asking shareholders for their views on our named executive officer compensation practices, as described in this proxy statement. This “say-on-pay” proposal gives our shareholders the opportunity to indicate their support on our executive compensation practices. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
As further described under “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to maintain a strong link between pay and performance for our named executive officers; align our named executive officers’ interests with those of our shareholders by creating a strong focus on stock ownership; and ensure that we are able to attract and retain talented individuals who can deliver excellent business performance.
Proposed Resolution
We are asking our shareholders to vote on the following resolution at the annual meeting:
RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth herein.
Required Vote
Approval of the say-on-pay resolution requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Because broker non-votes are counted as present at the annual meeting for quorum purposes but are not counted as entitled to vote on this proposal, they will have no effect on the vote on the resolution approving executive compensation. Abstentions will have the same effect as a vote against this proposal.

2024 PROXY STATEMENT   3

The vote on this say-on-pay proposal is advisory, and therefore the results of this proposal are not binding on our company, our NC&G Committee or our Board. The results of this proposal will not override any decision made by our Board or NC&G Committee. Our Board and our NC&G Committee value the input of our shareholders and to the extent there is any significant vote against this say-on-pay proposal, we will consider our shareholders’ concerns and our NC&G Committee will evaluate whether any actions, in fiscal 2024 or in subsequent years, are appropriate to address those concerns.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL APPROVING EXECUTIVE COMPENSATION.

4   2024 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
Directors
Under our articles of incorporation, or charter, our Board must consist of at least nine members, with the specific number fixed by our bylaws, as amended from time to time. Our bylaws have currently set the number of our directors at 11 members, and we currently have 11 members serving on our Board.
Our charter provides that the members of our Board are to be divided into three classes. Our Board currently consists of four Class I directors (Dennis M. Love, Clyde C. Tuggle, E. Jenner Wood III and Carol B. Yancey), four Class II directors (Thomas C. Chubb III, John R. Holder, Stephen S. Lanier and Clarence H. Smith) and three Class III directors (Helen Ballard, Virginia A. Hepner and Milford W. McGuirt). The terms of our Class II directors expire at the 2024 annual meeting, while the terms of our Class III directors and Class I directors expire in 2025 and 2026, respectively.
Director Nominees
The following sets forth, as of April 19, 2024, certain information concerning our nominees for director, as well as a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of these individuals should serve as a director.
Nominees for Class II Director
Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Thomas C. Chubb III	60	2012
Thomas C. Chubb III is our Chairman, Chief Executive Officer and President. Tom has served as our Chief Executive Officer and President since 2013 and was elected our Chairman in 2015. Tom served as our President starting in 2009, as our Executive Vice President from 2004 until 2009, and as our Vice President, General Counsel and Secretary from 1999 to 2004. Tom is a member of the Board of Directors and serves as the Presiding Director, a member of the Compensation and Human Capital Committee and as Chair of the Nominating/Corporate Governance Committee of Flowers Foods, Inc.

Tom has been an executive with our company for 25 years. Tom was instrumental in our company’s transformation from its historical domestic private label manufacturing roots to becoming a portfolio of leading lifestyle brands. Tom’s previous experience as our General Counsel also gives him key insights into the business, legal and regulatory environment in which we operate. Tom’s long history with our organization, his leadership skills and his knowledge of our businesses and industry serve our Board well.

John R. Holder	69	2009
John R. Holder is Chairman of Holder Properties, Inc., a commercial and residential real estate development, acquisitions, leasing and management company, and has held that position since 1989. John served as Chief Executive Officer of Holder Properties, Inc. from 1989 until his retirement from that position in April 2023. He is a member of the Board of Directors and Compensation and Human Capital Committee of Genuine Parts Company and also serves on the Board of Directors of SunTrust Bank’s Atlanta Region.

John has demonstrated strategic leadership in growing Holder Properties, which has developed or acquired over 100 projects across the United States with total capitalization in excess of $4 billion, and has also had extensive involvement in the financial and marketing areas of that business. His service as the Chairman and Chief Executive Officer of Holder Properties, together with various board affiliations, including civic organizations, has given him leadership experience, business acumen and financial literacy beneficial to our Board and Audit Committee.

Stephen S. Lanier	46	2018
Stephen S. Lanier is a Managing Partner of Fremantle Capital, LLC, a private investment firm that seeks to acquire or invest in mature, lower middle market companies primarily in the Southeastern U.S. and Texas. Prior to co-founding Fremantle Capital in 2017, Stephen spent seven years in leadership positions in operations, compliance, governmental affairs and the office of the general counsel of Southern Company, one of the nation’s largest energy companies. Before joining Southern Company, Stephen served in the Central Intelligence Agency during the George W. Bush and Barack Obama administrations. Stephen began his career as a securities analyst for Merrill Lynch. Stephen currently serves on the Board of Directors of Stonecreek Dental Care.

2024 PROXY STATEMENT   5

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications

Stephen has more than 15 years of private and public sector experience in multiple industries. Stephen has extensive middle market M&A experience and has worked internationally in various regions. He has a strong financial background, as well as insight into the global markets and regulatory environments in which we operate, all of which provides valuable insights to our Board.

6   2024 PROXY STATEMENT

Continuing Directors
The following sets forth, as of April 19, 2024, certain information concerning our current Class III and Class I directors, whose terms expire in 2025 and 2026, respectively, as well as a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of these individuals should serve as a director. Each of our Class III and Class I directors is currently expected to remain in office for the remainder of his or her current term.
Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Helen Ballard	69	1998
Helen Ballard is the owner of Helen Ballard LLC, a company she formed in 2015 in the business of home furnishing products design. Prior to forming Helen Ballard LLC, Helen founded Ballard Designs, Inc. in 1983 and served as its Chief Executive Officer until she retired from that position in 2002. Ballard Designs, Inc. is an omnichannel home furnishing retail business currently part of Qurate Retail, Inc.

Helen has more than 20 years of experience in a chief executive capacity. Helen also previously served as a member of the Board of Directors of Cornerstone Brands, Inc., which was organized as a conglomerate of companies selling home and leisure goods and casual apparel through catalogs primarily aimed at affluent, well-educated consumers ages 35 to 60. Helen’s experience in direct-to-consumer branded businesses serves our Board well.

Virginia A. Hepner	66	2016
Virginia A. Hepner retired from her position as President and Chief Executive Officer of The Woodruff Arts Center, a visual and performing arts center, in 2017. Virginia had served in this capacity since 2012. Prior to joining the Woodruff Arts Center, she served as a consultant to DMI Music and Media Solutions from 2011 until 2012. She was a principal investor in GHL, LLC, a private real estate investment partnership for commercial assets from 2005 through 2022. Virginia retired from Wachovia Bank in 2005 as an Executive Vice President. Virginia serves as a director of Cadence Bank, including as Chair of its Audit Committee and a member of its Executive Compensation and Stock Incentive Committee. Virginia is also a member of the Board of Directors of National Vision Holdings, Inc., including as the Chair of its Nominating and Corporate Governance Committee and a member of its Audit Committee. Virginia previously served as a director of Chexar Corporation (now named Ingo Money, Inc.).
Virginia has more than 25 years of corporate banking and capital markets experience, including having served as a senior officer with financial oversight responsibilities. Her financial expertise and leadership skills, also evidenced by her experience as a director of publicly held companies and overseeing various aspects of The Woodruff Arts Center’s operations, serve our Board well.

Dennis M. Love	68	2008
Dennis M. Love is the retired Chairman of Printpack Inc., a manufacturer of flexible and specialty rigid packaging, a position he held from 2005 until 2017. Dennis also served as Chief Executive Officer of Printpack Inc. from 1987 until his retirement from that position in 2016. Dennis served as a director of AGL Resources, Inc. from 1999 until that company’s merger with Southern Company in 2016.
Dennis has approximately 30 years of experience as a chief executive and has extensive service as a director of public companies. The insight Dennis gained through these affiliations serves our Board well. In addition, his stewardship of Printpack Inc.’s successful domestic and international acquisitions allows him to offer key insights into our operations and strategic decision making, making him a valuable asset to our Board and Audit Committee.

Milford W. McGuirt	67	2020
Milford W. McGuirt retired as Managing Partner of the Atlanta office and Mid-South Region of KPMG in 2019. During a 33-year career at KPMG, Milford held a number of leadership positions, including as a senior partner and the National Audit Sector Leader and National Industry Leader for the firm’s higher education practice. Prior to joining KPMG, Milford served as an audit manager with Coopers & Lybrand. Milford is a member of the Board of Directors of Science Applications International Corp. and serves as the Chair of its Audit Committee and a member of its Nominating and Corporate Governance Committee. Milford also serves as a member of the Board of Directors of Chick-fil-A, Inc. Milford served as a member of the Board of Directors, Audit Committee and Nominating and Corporate Governance Committee of HD Supply Holdings, Inc. and HD

2024 PROXY STATEMENT   7

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
			Supply, Inc. from June 2020 until those companies were acquired by The Home Depot, Inc. in December 2020.

Milford has more than 40 years of experience in public accounting and audit services, which included recognition as one of Atlanta’s Most Admired CEOs by the Atlanta Business Chronicle in 2017 when he was heading up KPMG’s Atlanta office and Mid-South Region. Milford’s professional experience, which includes extensive board and civic affiliations, provides our Board and Audit Committee with valuable financial expertise, governance insights and strategic leadership.

Clyde C. Tuggle	63	2011
Clyde C. Tuggle is the President and Chief Executive Officer of InVeris Training Solutions, Inc., and is a co-founder of Pine Island Capital Partners, a middle-market private equity investment firm. Clyde retired as Senior Vice President, Chief Global Public Affairs and Communications Officer of The Coca-Cola Company in 2017, a position he held since 2009, and subsequently served as Senior Advisor to the Chief Executive Officer of Coca-Cola until 2018. During his 30-year career at Coca-Cola, Clyde held a number of senior management roles, including as Executive Assistant (chief of staff) to the CEO; Deputy Division President, Central Europe; Senior Vice President, Worldwide Public Affairs and Communication; and President of Coca-Cola’s Russia, Ukraine and Belarus Division. Clyde serves on the Board of Directors of Georgia Power Company.

Clyde has broad executive management experience at a publicly traded company heavily focused on brand management, which serves our Board well. In addition, Clyde’s experience at Coca-Cola, which includes oversight of investor relations and public communications issues, provides key insights to our Board and Audit Committee.

E. Jenner Wood III	72	1995
E. Jenner Wood III served as Corporate Executive Vice President of SunTrust Banks, Inc. from 1994 until his retirement in 2016. He also served as Chairman, President and Chief Executive Officer of the Atlanta Division of SunTrust Bank from 2014 to 2015. During his 40+ year career at SunTrust Bank, Jenner served in various corporate executive positions, including as Chairman, President and Chief Executive Officer of the Atlanta/Georgia Division, the Georgia/North Florida Division and SunTrust Bank Central Group. Jenner is a director of Southern Company, where he serves as the Chair of the Finance Committee and as a member of the Compensation and Talent Development Committee, and a director of Genuine Parts Company, where he serves on the Compensation and Human Capital Committee. Subsequent to April 19, 2024, Jenner retired from the Board of Directors of Genuine Parts Company at its annual meeting.

Jenner’s professional career includes more than 20 years in executive management positions with SunTrust Banks, Inc. and its various affiliates. Jenner’s insights with respect to financial issues and the financial services industry generally, including as it relates to the retail and business aspects of SunTrust Banks’ operations, together with his extensive experience on the boards of directors and committees of various public and private companies, make him a valuable asset to our Board.

Carol B. Yancey	60	2022
Carol B. Yancey retired as Executive Vice President and Chief Financial Officer of Genuine Parts Company in 2022 after more than 30 years in various executive and senior financial and governance roles, including Corporate Secretary, Senior Vice President of Finance, Director of Shareholder Relations and Director of Investor Relations. Prior to joining Genuine Parts Company, she spent six years in public accounting. Carol is a member of the Board of Directors and chair of the Audit Committee of BlueLinx Holdings Inc.

Carol has more than 30 years of experience in public accounting, financial oversight and operational matters, including extensive experience in public company executive leadership. Her depth of insight into strategic leadership and governance brings valuable expertise to our Board and NC&G Committee.

8   2024 PROXY STATEMENT

Director Skills and Qualifications
The following matrix highlights certain relevant qualifications, skills and experiences of our director nominees and continuing directors, many of which our Board has considered in concluding that each of these individuals should serve as a director, as well as certain voluntarily self-disclosed demographic information. The qualifications summarized in this matrix are not exhaustive, as each of our directors brings a broad array of insights and experiences that serve our Board well. We believe that each of our directors possesses the knowledge and skills necessary to contribute to the effective oversight of our business and operations. We also believe our Board reflects a balanced set of experienced board members and less tenured directors who bring fresh perspectives and experiences.
	Ballard	Chubb	Hepner	Holder	Lanier	Love	McGuirt	Tuggle	Wood	Yancey
Executive Leadership Experience
Public Company Board Experience
Consumer Insights and Branding
Finance and Accounting
Risk Oversight
Mergers and Acquisitions
Product Development, Sourcing and Merchandising
ESG and Regulatory
Independence
Gender Identity
Male
Female
Race/Ethnicity
African American or Black
White
Age (years)	69	60	66	67	46	68	67	63	72	60
Tenure (years)	26	12	8	15	6	16	4	13	29	2
Director Independence
Our Corporate Governance Guidelines provide that we will have a majority of “independent” directors under the New York Stock Exchange’s (“NYSE’s”) listing standards, as determined by the Board, and that, at least annually, our NC&G Committee will review each relationship that exists with a director and his or her related interests for the purpose of determining whether the director is independent. Based in part on our NC&G Committee’s review, our Board annually considers the independence of each of our directors.
At its respective March 2024 meeting, each of our NC&G Committee and full Board considered director independence. As part of this consideration, our NC&G Committee and Board broadly considered all relevant facts and circumstances, including the NYSE’s corporate governance listing standards and all relevant transactions and relationships between each director (including each director’s immediate family members and other affiliates) and our company and/or management to determine whether any relationship might impair the director’s ability to make independent judgments.
Based on this review and consistent with the recommendation of our NC&G Committee, our Board affirmatively determined that all 10 of our non-employee directors are independent.
Thomas C. Chubb III is currently our Chairman, Chief Executive Officer and President, and therefore not considered an independent director.
Corporate Governance Guidelines; Conduct Policies
Our Board has adopted Corporate Governance Guidelines that set forth certain guidelines for the operation of the Board and its committees. In accordance with its charter, our NC&G Committee periodically reviews and assesses the adequacy of our Corporate Governance Guidelines. As provided under our Corporate Governance Guidelines, our Board annually conducts a self-evaluation, which our NC&G Committee oversees. Our Board has the authority to engage its own advisors and consultants.

2024 PROXY STATEMENT   9

Our Board has also adopted a Code of Conduct applicable to all of our directors, officers and employees, as well as an ethical conduct policy that applies to our senior financial officers, specifically our chief executive officer and our chief financial officer. We intend, if applicable, to disclose amendments to our Code of Conduct and our ethical conduct policy for our senior financial officers (other than technical, administrative or other non-substantive amendments) and material waivers of (or failure to enforce) any provisions of these conduct policies (if applicable to any of our directors or executive officers) on our website at www.oxfordinc.com.
Board Meetings and Committees of our Board of Directors
During fiscal 2023, our Board held five meetings and committees of our Board held a total of six meetings. During fiscal 2023, each of our directors attended more than 75% of the aggregate number of meetings of our Board and of all committees of which the director was a member. Although we do not have a formal policy requiring attendance by directors at our annual meetings of shareholders, as stated in our Corporate Governance Guidelines, we encourage directors to attend our annual meetings of shareholders. Nine of our directors attended our 2023 annual meeting.
Our Board has a standing Executive Committee, Audit Committee and NC&G Committee. The following table identifies the members of each of these committees as of April 19, 2024 and the number of meetings (and actions taken by written consent in lieu of meetings) held by each of these committees during fiscal 2023.
Name	Executive Committee	Audit Committee	NC&G Committee
Helen Ballard*			X
Thomas C. Chubb III	Chair
Virginia A. Hepner*			X
John R. Holder*		X
Stephen S. Lanier*		X
Dennis M. Love*	X	Chair
Milford W. McGuirt*		X
Clarence H. Smith*	X		chair
Clyde C. Tuggle*		X
E. Jenner Wood III*	X		X
Carol B. Yancey*			X
Total Number of Meetings	0	4	2
Actions by Written Consent	0	1	2

*
Independent Director

Executive Committee
Our Executive Committee has the power to exercise the authority of the full Board in managing the business and affairs of our company, except certain powers that are reserved to our full Board under Georgia law. In practice, our Executive Committee serves as a means for taking action requiring our Board’s approval between its regularly scheduled meetings.
Audit Committee
The purpose of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities with respect to the following: (1) the integrity of our financial statements, reporting processes and systems of internal controls; (2) our compliance with applicable laws and regulations; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of our internal audit department and our independent registered public accounting firm.
The principal duties and responsibilities of our Audit Committee are set forth in its charter. Pursuant to its charter, our Audit Committee has full access to our books, records, facilities and personnel, as well as the express authority to retain, at our company’s expense, any outside legal, accounting or other advisors that it deems necessary or helpful to the performance of its responsibilities. Pursuant to its charter, our Audit Committee is also charged with reviewing our guidelines and policies with respect to risk assessment and risk management, including cybersecurity risks and major financial risk exposures, and the steps taken by our management to monitor and manage those risks. In addition, our Audit Committee may exercise additional authority prescribed from time to time by our Board.
Our Board annually evaluates the financial expertise and independence of the members of our Audit Committee. Following its review in March 2024, our Board determined that John R. Holder and Dennis M. Love are “audit committee financial experts,” as that term is defined by the rules and regulations of the U.S. Securities and Exchange Commission (which

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we refer to as the “SEC”), and that all of the members of our Audit Committee are financially literate in accordance with the NYSE’s governance listing standards and SEC rules and regulations. Each member of the committee is also “independent” under the NYSE listing standards and applicable SEC rules.
Nominating, Compensation & Governance Committee (or NC&G Committee)
The purpose of our NC&G Committee is to: (1) assist our Board in fulfilling its responsibilities with respect to the compensation of our executive officers; (2) recommend candidates for all directorships to be filled; (3) identify individuals qualified to serve as members of our Board; (4) review and recommend committee appointments; (5) take a leadership role in shaping our corporate governance; (6) develop and recommend our Corporate Governance Guidelines to our Board for adoption; (7) lead our Board in an annual review of its own performance; and (8) perform other functions that it deems necessary or appropriate. Pursuant to its charter, our NC&G Committee has the express authority to retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor, at our company’s expense.
Our NC&G Committee also has the following responsibilities, among others, related to compensation matters: (1) administering our restricted stock and stock option plans; (2) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and determining the compensation of our Chief Executive Officer based upon this evaluation; (3) reviewing and approving the compensation of our non-CEO executive officers; and (4) making recommendations to our Board regarding certain incentive compensation plans and equity-based plans. In addition, as part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking.
Following its review in March 2024, our Board determined that all of the members of our NC&G Committee are independent and meet the enhanced independence standards applicable to compensation committee members under the NYSE’s corporate governance listing standards and SEC rules and regulations.
Corporate Responsibility Oversight
Our Board is ultimately charged with overseeing the risks to our business on behalf of our shareholders, and we believe that our Board’s active involvement in oversight of corporate responsibility risks and initiatives affords us tremendous benefits. Our Audit Committee is responsible for overseeing our enterprise risk management (ERM) program, and management reports quarterly to the Audit Committee on various components of the ERM program. Our Audit Committee is also specifically charged with reviewing our consideration of environmental impact and supply chain issues and risks and management’s efforts to manage those risks, as well as reviewing the type and presentation of our corporate responsibility disclosures. In addition, our General Counsel reports quarterly to the Audit Committee about any questions relating to ethics or our Code of Conduct raised by individuals within our organization and/or externally. Our NC&G Committee has broad oversight responsibilities for, among other things, our governance structure, including expectations and requirements embedded in our charter, bylaws and Corporate Governance Guidelines, our executive compensation policies and practices and our human capital management initiatives, including our commitment to diversity and inclusion, leadership development and employee health, safety and wellness. Our Board is in regular discussion with our Chairman, Chief Executive Officer and President regarding corporate governance issues, including management succession planning. Our enterprise-wide Corporate Responsibility Department, which reports to our General Counsel and gathers input from our Executive Leadership Team, focuses on assessing opportunities within our industry, establishing baseline metrics and objectives and collaborating with our brands on potential opportunities to execute brand-specific corporate responsibility initiatives.
Meetings of Non-Employee Directors
Pursuant to our Corporate Governance Guidelines, our non-employee directors periodically meet separately in executive sessions. E. Jenner Wood III, as our lead director, chaired the meetings of our non-employee directors during fiscal 2023.
Board Leadership
Our Board is responsible for governing the affairs of our company for the benefit of our shareholders. In discharging this responsibility, our Board relies on the judgment, business acumen and experience of our qualified management team. Our directors believe that the appropriate leadership structure for our Board may change from time to time. As stated in our Corporate Governance Guidelines, our Board does not have a policy as to whether our Chief Executive Officer should also serve as chair of our Board. The Board makes this decision as it deems appropriate from time to time based upon the relevant factors applicable to each case.
Our Board is currently comprised of 10 independent directors and one management director (our current Chairman, Chief Executive Officer and President, Thomas C. Chubb III). In electing Thomas C. Chubb III as our Chairman in 2015, our Board considered his leadership qualities; management capability; knowledge of our business and industry; long-term, strategic perspective demonstrated over the course of many years; and performance as our Chief Executive Officer and President.

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In E. Jenner Wood III, we also have an active, engaged lead (independent) director. In his capacity as the lead director, he sets the agenda for, and chairs, executive sessions of our non-employee directors; serves as a liaison between independent directors and our Chairman, Chief Executive Officer and President; and serves as a liaison between our shareholders and our independent directors. As lead director, he is in regular contact with our Chairman, Chief Executive Officer and President about our operating results and activities, risks to our business, and our business prospects.
We also have a supermajority of independent directors, regular meetings of our non-employee directors in executive session and an Audit Committee and NC&G Committee (each of which reports to our full Board on a quarterly basis on significant committee activities) comprised solely of independent directors. Our Board believes the current leadership structure, comprised of an executive chair and CEO balanced with a strong lead director tasked with significant specified duties, is in the best interests of our company and shareholders.
Director Nomination Process
In accordance with our Corporate Governance Guidelines, our NC&G Committee periodically reviews the skills and characteristics required of our directors. This assessment includes issues such as independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment, as well as other criteria that our NC&G Committee finds to be relevant. We believe continuity in director service promotes stability and provides our company with the benefit of accumulated familiarity and insight. Accordingly, our NC&G Committee’s process for identifying nominees reflects our company’s historic practice of re-nominating incumbent directors whom the committee believes will continue to beneficially contribute to our Board.
In order to accomplish its objectives, our NC&G Committee’s evaluations of potential candidates generally involve a review of the candidate’s background and credentials, interviews of a candidate by members of our Board and discussions among our directors. Based on its evaluation in light of the foregoing factors, our NC&G Committee recommends candidates to our full Board which, in turn, selects candidates to be nominated for election by shareholders or to be elected by our Board to fill a vacancy.
Board Diversity
Although our Board does not follow any ratio or formula to determine the appropriate composition of directors, consistent with our Corporate Governance Guidelines, our NC&G Committee recognizes that a diversity of viewpoints and practical experiences can enhance our Board’s effectiveness. Accordingly, it is the practice of our NC&G Committee in evaluating the diversity of potential director candidates to give particular consideration to the diverse experiences and perspectives that a prospective candidate may bring to our Board, including diversity of age, gender, race or ethnicity and professional experiences and skills. We believe our directors possess the diversity of backgrounds, experiences and qualifications necessary for effective oversight and strategic decision-making.
Director Compensation
Compensation Program for Fiscal 2023
For fiscal 2023, our non-employee directors were compensated in accordance with the following program guidelines, which were informed by the results of a market benchmark study conducted by our compensation committee’s consultant in 2023:
•
an annual stock retainer in the form of restricted stock (subject to a vesting period generally coinciding with one year of service on our Board) granted to each non-employee director with a grant date fair value of $115,000 (which was increased from an annual stock retainer with a grant date fair value of $110,000 for fiscal 2022);

•
an annual cash retainer of $65,000 payable in quarterly installments to each non-employee director (which was increased from an annual cash retainer of $50,000 for fiscal 2022);

•
an additional annual cash retainer of $25,000 payable in quarterly installments to our lead director (which was increased from an additional cash retainer of $12,500 for fiscal 2022); and

•
an additional annual cash retainer of $20,000 payable in quarterly installments to the chairs of our Audit and NC&G Committees (which was increased from an additional cash retainer of $12,500 for fiscal 2022).

To further facilitate our directors increasing their ownership of our stock, our non-employee directors are given the option to elect to receive their annual cash retainers in the form of a one-time restricted stock grant having a grant date fair value equal to the retainer. For fiscal 2023, two of our non-employee directors elected to receive their cash retainers in the form of restricted stock.
Under our Deferred Compensation Plan, our non-employee directors are eligible to defer receipt of up to 100% of their cash retainers. Non-employee directors are permitted to “invest” their deferred fees among a platform of investment options

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that are available to our eligible employees who participate in the plan. Our Deferred Compensation Plan is an unfunded, non-qualified deferred compensation plan, and participants’ account balances are subject to the claims of our company’s creditors. In the event that our company becomes insolvent, participants in the plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating directors with the long-term interests of our shareholders. Because our Deferred Compensation Plan does not provide above-market, fixed rates of return, earnings under the plan are not included in the table below under “—Director Compensation for Fiscal 2023.” One of our non-employee directors elected to participate in our Deferred Compensation Plan during calendar year 2023.
Director compensation is paid for the 12-month period commencing with each annual meeting of shareholders. Accordingly, the fiscal 2023 director compensation program described above applies to the period starting with the 2023 annual meeting held on June 13, 2023 and concluding with this year’s annual meeting and does not coincide with our 2023 fiscal year for which director compensation is reported in the table below under “—Director Compensation for Fiscal 2023.”
As an employee director, our Chairman, Chief Executive Officer and President, Thomas C. Chubb III, is not compensated for his service on our Board.
Director Compensation for Fiscal 2023
The table below summarizes the compensation for our non-employee directors for fiscal 2023.
Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)(3)
Helen Ballard	61,295	114,955	3,083	179,333
Virginia A. Hepner	61,295	114,955	3,083	179,333
John R. Holder(4)	88	179,912	4,140	184,140
Stephen S. Lanier	61,295	114,955	3,083	179,333
Dennis M. Love(4)	109	199,891	4,459	204,459
Milford W. McGuirt	61,295	114,955	3,083	179,333
Clarence H. Smith	79,420	114,955	3,083	197,458
Clyde C. Tuggle	61,295	114,955	3,083	179,333
E. Jenner Wood III	83,170	114,955	3,083	201,208
Carol B. Yancey	61,295	114,955	2,947	179,197

(1)
Represents the aggregate grant date fair value of restricted stock granted in fiscal 2023, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found under the caption “Equity Compensation” in Notes 1 and 9 in our 2023 Annual Report on Form 10-K. As of February 3, 2024, John R. Holder held 1,333 restricted shares of our common stock; Dennis M. Love held 1,383 restricted shares of our common stock; and each of our other current non-employee directors held 1,168 restricted shares of our common stock. Restricted shares held by each of our non-employee directors as of February 3, 2024 will vest on June 18, 2024.

(2)
Represents the dollar value of dividends paid on unvested stock awards which was not factored into the grant date fair value for the stock.

(3)
In addition, from time to time, our directors receive discounted and complimentary meals, apparel and related merchandise. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our directors and, in accordance with SEC rules and regulations, have excluded them from this table.

(4)
For fiscal 2023, John R. Holder and Dennis M. Love elected to receive their cash retainers of $65,000 and $85,000, respectively, in the form of restricted stock. Pursuant to such election, John R. Holder was granted 660 restricted shares of our common stock and Dennis M. Love was granted 863 restricted shares of our common stock.

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Stock Ownership and Retention Guidelines
To reinforce the alignment of the interests of our directors with the long-term interests of our shareholders, our Board has established stock ownership guidelines applicable to our non-employee directors. Under these guidelines, each of our non-employee directors is expected within five years to accumulate and hold shares of our common stock having a fair market value equal to 2.0x the director’s annual retainer. Each of our directors has either met or is on track to meet his/her ownership guideline within the requisite time frame.
Our Corporate Governance Guidelines also provide for a retention guideline, or holding period, of one year for stock acquired upon the lapse of restrictions on restricted stock (net of funds reasonably expected to be necessary to satisfy applicable taxes) that applies to our non-employee directors who have not satisfied and/or do not continue to satisfy their applicable stock ownership guideline.

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EXECUTIVE OFFICERS
All of our executive officers are elected by and serve at the discretion of our Board. The following table sets forth information, as of April 19, 2024, about our executive officers, with the exception of our Chairman, Chief Executive Officer and President Thomas C. Chubb III, whose biographical information is provided above under “Corporate Governance and Board Matters—Directors—Nominees for Class II Director” on page 5:
Name	Age	Title	Biography
Thomas E. Campbell	60	Executive Vice President and Chief Information Officer
Thomas E. Campbell is Executive Vice President and Chief Information Officer and was named to that position in 2021. Previously, Tom served as our Executive Vice President-People & Technology from 2019 until 2021; Executive Vice President-Law and Administration, General Counsel and Secretary from 2014 to 2019; Senior Vice President-Law and Administration, General Counsel and Secretary from 2011 to 2014; Senior Vice President-Law, General Counsel and Secretary from 2008 to 2011; and Vice President-Law, General Counsel and Secretary from 2006 to 2008.

K. Scott Grassmyer	63	Executive Vice President, Chief Financial Officer and Chief Operating Officer
K. Scott Grassmyer is Executive Vice President, Chief Financial Officer and Chief Operating Officer. Scott was promoted to the additional role of Chief Operating Officer in 2022 and has served in the capacity of Chief Financial Officer, including as our Executive Vice President and Chief Financial Officer and Executive Vice President-Finance, Chief Financial Officer and Controller, since 2014. Previously, Scott served as Senior Vice President-Finance, Chief Financial Officer and Controller from 2011 to 2014; Senior Vice President, Chief Financial Officer and Controller from 2008 to 2011; Senior Vice President and Controller from 2004 to 2008; Vice President and Controller from 2003 to 2004; and Controller from 2002 to 2003.

Tracey Hernandez	58	Senior Vice President and Chief Human Resources Officer
Tracey Hernandez is Senior Vice President and Chief Human Resources Officer and has held that position since 2022. Tracey served as our VP, Human Resources from 2019 to 2022. Prior to joining our company, Tracey was Vice President, Human Resources of Belk Department Stores from 2016 to 2019.

Michelle M. Kelly	45	Chief Executive Officer, Lilly Pulitzer
Michelle M. Kelly is Chief Executive Officer, Lilly Pulitzer (one of our operating groups) and has held that position since 2016. She served as President of Lilly Pulitzer from 2015 until her promotion in 2016. Michelle has worked for Lilly Pulitzer for more than 15 years and prior to her promotion in 2015, served as Executive Vice President, Brand Distribution, Marketing & Merchandising from 2014 to 2015; Senior Vice President, Brand Distribution, Marketing & Merchandising from 2013 to 2014; Senior Vice President, Merchandising, Marketing and Retail from 2010 to 2013; and Vice President, eCommerce, Online Marketing & Stores in 2010.

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Name	Age	Title	Biography
Suraj A. Palakshappa	48	Senior Vice President, General Counsel, Treasurer and Secretary
Suraj A. Palakshappa is Senior Vice President, General Counsel, Treasurer and Secretary. Raj was named Treasurer in 2022 and has served as our General Counsel and Secretary, including as our Vice President-Law, General Counsel and Secretary, since 2019. Prior to being named General Counsel, Raj served as our Vice President-Law, Deputy General Counsel and Assistant Secretary from 2015 until 2019. Raj joined our company’s legal department in 2006.

Robert S. Trauber	56	Chief Executive Officer, Johnny Was
Robert S. Trauber is Chief Executive Officer, Johnny Was (one of our operating groups) and has held that position since our acquisition of Johnny Was in 2022. Prior to joining the Company, Rob had been the CEO of Johnny Was since 2015.

Douglas B. Wood	59	Chief Executive Officer, Tommy Bahama
Douglas B. Wood is Chief Executive Officer, Tommy Bahama (one of our operating groups) and has held that position since 2016. Prior to his promotion in 2016, Doug served as Tommy Bahama’s President and Chief Operating Officer from 2008 to 2016 and as its Chief Operating Officer from 2001 to 2008.

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EXECUTIVE COMPENSATION
Introduction
In this section of the proxy statement, we provide information about our executive compensation program specifically as it relates to our “named executive officers,” or NEOs. This information includes: (1) a Compensation Discussion and Analysis (CD&A) discussing, among other things, how and why our NC&G Committee (which we refer to in this section of the proxy statement as our “compensation committee”) made its fiscal 2023 compensation decisions for our NEOs; (2) the compensation tables required by the SEC’s rules and regulations; (3) a summary of certain limited arrangements with our NEOs that provide for payments upon defined change of control events or upon termination of employment; and (4) disclosure of the ratio of the annual total compensation of our Chief Executive Officer to that of our median compensated employee, as required by and determined in accordance with the SEC’s rules.
The CD&A primarily focuses on our 2023 compensation programs, actions and outputs. As described further in the CD&A, in making its fiscal 2023 compensation decisions, our compensation committee engaged in thoughtful dialogue with our management and carefully reviewed our executive compensation programs to ensure that realized compensation outcomes strongly align with our company’s performance and our shareholders’ interests.
Under the SEC’s rules, our NEOs for purposes of this proxy statement consist of our principal executive officer, our principal financial officer and the three other most highly compensated executive officers who were serving at the end of fiscal 2023. For fiscal 2023, our NEOs were as follows:
•
Thomas C. Chubb III, Chairman, Chief Executive Officer and President (our principal executive officer);

•
K. Scott Grassmyer, Executive Vice President, Chief Financial Officer and Chief Operating Officer (our principal financial officer);

•
Thomas E. Campbell, Executive Vice President and Chief Information Officer;

•
Michelle M. Kelly, Chief Executive Officer, Lilly Pulitzer; and

•
Douglas B. Wood, Chief Executive Officer, Tommy Bahama.

Compensation Discussion and Analysis
Executive Summary
We are a leading branded apparel company that designs, sources, markets and distributes products bearing the trademarks of our Tommy Bahama, Lilly Pulitzer, Johnny Was, Southern Tide, The Beaufort Bonnet Company, Duck Head and Jack Rogers lifestyle brands.
Our business strategy is to develop and market compelling lifestyle brands and products that evoke a strong emotional response from our target consumers. We consider lifestyle brands to be those brands that have a clearly defined and targeted point of view inspired by an appealing lifestyle or attitude. Furthermore, we believe lifestyle brands that create an emotional connection can command greater loyalty and higher price points at retail and create licensing opportunities. We believe the attraction of a lifestyle brand depends on creating compelling product, effectively communicating the respective lifestyle brand message and distributing products to consumers where and when they want them.
During fiscal 2023, 80% of our net sales were through our direct-to-consumer channels of distribution and 97% of our consolidated net sales were to customers located in the United States. Our direct-to-consumer operations provide us with the opportunity to interact directly with our customers, present to them a broad assortment of our current season products and immerse them in the essence of the lifestyles offered by our brands.
Fiscal 2023 Overview and Highlights
During fiscal 2023, the strength of our brands and our disciplined execution of strategic objectives allowed us to deliver our second strongest earnings year in our 82-year history. Our compensation committee made decisions with respect to executive officer compensation in March 2023, setting meaningful performance goals that took into account both continuing strong consumer demand leading up to that time, our company’s strategic priorities for fiscal 2023 and the fundamental objective of our management team to continue to drive bottom line growth over the long term. As part of this process, our compensation committee took into consideration market practice, including compensation paid by peers to similar situated executives; retention considerations; and our initial budgets for the upcoming year. Our performance in fiscal 2023 builds on long-term strategic initiatives and the strong connections our portfolio of brands has forged with our customers. We believe that our continued success is due in large part to our talented, highly engaged and motivated teams, who we believe will continue to be key to delivering long-term value to shareholders.

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Consideration of Last Year’s Advisory Say-On-Pay Votes
At our 2023 annual meeting, we held an advisory vote seeking shareholder approval of a “say-on-pay” proposal approving our NEO compensation program. At the 2023 annual meeting, approximately 98% of the votes cast on our say-on-pay proposal were in support of our NEO compensation program, as described in our 2023 proxy statement. Our compensation committee values the input of our shareholders, and to the extent there is any significant vote against the say-on-pay proposal, it will consider our shareholders’ concerns and evaluate whether any actions are appropriate to address those concerns. Our compensation committee regularly evaluates market compensation practices, taking into consideration information relating to compensation paid by peers, and implements changes as it deems appropriate. The compensation committee invites our shareholders to communicate any concerns or opinions on executive pay directly to our Board of Directors. Please refer to “Additional Information—Communications to our Board of Directors” for information about communicating with our Board.
Compensation Philosophy and Objectives
Our executive compensation programs are designed to:
•
maintain a strong link between pay and performance;

•
align our NEOs’ interests with those of our shareholders; and

•
ensure that we are able to attract and retain talented individuals.

Consistent with these objectives, our NEO compensation practices in recent years have factored in the following, which we believe are in the long-term best interests of our shareholders:
What We Do	What We Don’t Do
We tie a significant percentage of each NEO’s potential total compensation opportunities to performance of our company and/or our operating groups	We do not have employment or severance agreements with our NEOs
We provide a mix of short-term and long-term incentives with rigorous financial performance requirements	We do not provide our NEOs with incentives that encourage excessive risk-taking
Our equity compensation awards generally contain only a “double trigger” change in control acceleration of vesting	We do not provide our NEOs with excise or other tax gross ups

Compensation decisions for NEOs are made by an independent compensation committee advised by an independent compensation consultant, with benchmarking against a thoughtfully assembled and representative peer group
We do not permit the repricing or cash buyouts of stock options or SARs without shareholder approval
We condition severance payments upon a release of claims	We do not permit liberal share recycling or “net share counting” on equity awards
We have meaningful stock ownership guidelines for executives and retention guidelines, or holding periods, on exercised stock options and vested restricted stock that apply to our NEOs	We do not permit our directors and executive officers to hedge the economic risk of ownership of our company’s stock
We have an annual say-on-pay vote	We do not permit our directors and executive officers to pledge their interests in our company’s stock as a form of security
We provide only modest perquisites, namely complimentary or discounted availability of our products, that serve the best interests of our business and are common practice in our industry	We do not pay dividends or dividend equivalents on performance-based equity awards during the applicable performance period
We do not provide guaranteed incentive awards for executives
Compensation Decision Process
Compensation Consultants.   Pursuant to its charter, our compensation committee has the authority, with our company’s funding, to retain or obtain the advice of a compensation consultant to assist in the performance of its responsibilities, provided, that, it will retain such an advisor only after taking into consideration relevant factors relating to the advisor’s independence from our management.
Our compensation committee again retained Mercer (US) Inc. as its compensation consultant during fiscal 2023 to assist and advise with various executive compensation matters, including the total compensation paid to our executive officers

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relative to market data, the individual components of executive officer compensation and the peer group used in reviewing and formulating executive officer compensation. In relation to our compensation committee’s retention of Mercer, our compensation committee considered various factors relating to Mercer’s independence, including those enumerated by the NYSE, and concluded that Mercer is independent, and its work for the compensation committee does not raise any conflicts of interest.
Roles of Compensation Committee and Independent Compensation Consultant.   The following table summarizes the respective roles of our compensation committee and its compensation consultant in the decision-making process with respect to NEO compensation, in particular for fiscal 2023:
Participant	Roles
Compensation Committee
•
Establishes and communicates the performance objectives for our Chief Executive Officer

•
Evaluates the performance of our Chief Executive Officer

•
Determines and approves the base salary and cash incentive award opportunities for our Chief Executive Officer

•
Reviews our Chief Executive Officer’s compensation recommendations for, and performance evaluation of, each of our other NEOs

•
Approves the base salary and cash incentive award opportunities for each of our other NEOs

•
Reviews and approves all equity compensation awards, including those to our NEOs

•
Oversees our company’s risk profile that results from our compensation programs

•
Engages a compensation consultant, as it deems appropriate, to assist the committee

Committee’s Compensation Consultant
•
Reviews compensation programs and recommendations for total and component compensation for our NEOs relative to market comparables

•
Reviews and provides recommendations for peer group composition

•
Reviews and provides recommendations for program design for equity compensation programs and cash incentive plans for our NEOs, including direction and guidance on market trends and practices

Roles of Executive Officers.   Our Chairman, Chief Executive Officer and President reviews performance of our other executive officers, provides our compensation committee with base salary and target cash and equity incentive compensation recommendations for our other executive officers (without making recommendations with respect to his own compensation) and, together with our Executive Vice President, Chief Financial Officer and Chief Operating Officer and other executive officers, recommends performance goals applicable to performance-based compensation. During fiscal 2023, our Executive Vice President, Chief Financial Officer and Chief Operating Officer, our Senior Vice President and Chief Human Resources Officer and our Senior Vice President, General Counsel, Treasurer and Secretary attended portions of our compensation committee meetings, at the invitation of the compensation committee, assisted with the design and implementation of our compensation programs, including equity compensation programs, and reviewed and provided guidance on market data on executive officer compensation and key legal and corporate governance developments relating to compensation practices.
Market Data.   We utilize market surveys to obtain a general understanding of compensation practices and trends, and in evaluating market comparisons of compensation paid to our NEOs when making compensation recommendations and decisions for our NEOs. For fiscal 2023 compensation reviews, we utilized Mercer’s MBD and Retail Compensation Surveys and Willis Towers Watson’s General Industry and Retail/Wholesale Survey Reports on Executive Compensation. We do not have any input into the companies that make up these surveys.
In addition, our compensation committee reviews compensation data obtained from publicly available sources for peer companies. For fiscal 2023, our compensation committee reviewed relevant compensation data from the following companies:
The Buckle, Inc. Carter’s, Inc. The CATO Corporation Chico’s FAS, Inc. The Children’s Place, Inc. Columbia Sportswear Company	Crocs, Inc. Deckers Outdoor Corporation Delta Apparel, Inc. Destination XL Group, Inc. G-III Apparel Group, Ltd.	Guess?, Inc. J.Jill, Inc. Steven Madden, Ltd. Tilly’s, Inc. Vera Bradley, Inc. Zumiez Inc.

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Elements of Executive Officer Compensation
Total compensation for our NEOs in recent years has generally consisted of the following elements:
In evaluating and approving our fiscal 2023 executive officer compensation program in March 2023, our compensation committee assessed each element of the program in light of our compensation philosophy and objectives, our company’s performance, retention considerations and the economic environment and conditions in the retail apparel industry at that time. The following table summarizes each component of our executive compensation program for fiscal 2023.
Compensation Component	Purpose
Base Salary	Base salary provides a competitive level of guaranteed cash compensation that allows us to attract and retain qualified executives and to compensate them for performing basic job responsibilities.
Short-Term/Annual Incentive Compensation
Cash incentive awards provide our NEOs with variable cash compensation opportunities based on company and/or operating group performance and are used, among other things, to attract and retain qualified executives; align the compensation paid to our executive officers with our company’s performance; and motivate our executive officers to work to achieve and exceed specific company performance goals.

Long-Term Equity Compensation (both performance-vesting and time-vesting)
Long-term equity compensation awards provide our NEOs with equity compensation opportunities under our Amended and Restated Long-Term Stock Incentive Plan (the “LTIP”) based on company performance and/or the satisfaction of multi-year service requirements, which further aligns the interests of our executives with those of our shareholders by encouraging retention, motivating our executive officers to work to achieve and exceed performance goals and rewarding increases in stock price.

Benefits and Modest Perquisites
Our NEOs are generally eligible to participate in various health, life insurance, retirement, stock purchase, disability and merchandise discount plans we have established for other employees and/or executives. These benefit plans and perquisites are designed to attract and retain key employees by providing benefits competitive with those generally available in our industry.

Target Compensation Levels.   In establishing specific base salary amounts and target cash incentive award amounts payable to any individual NEO, our compensation committee takes into consideration a number of factors, such as the individual’s specific role, the individual’s performance and accomplishment of significant business strategies, the size of the individual’s operating group or business unit, the oversight and other responsibilities of the individual, the individual’s employment experience, the individual’s compensation history at our company (including, in the case of individuals who were previously employed by businesses that we acquired, the individual’s compensation history with that business), other factors related to the scope or unique nature of the position’s responsibilities and retention considerations. In recent years, our compensation committee has also generally utilized the median of total cash compensation (base salary and cash incentive awards) for similar positions identified using industry and general market data, as well as that of similarly situated executives at the peer company group, as a guideline for evaluating and approving the target total cash compensation for our NEOs.

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In approving the amount of long-term equity compensation granted to our NEOs, our compensation committee reviews market data to understand trends and general compensation practices (for example, typical vesting periods, types and values of equity grants, the mix of guaranteed and performance-based compensation and/or the mix of cash and equity compensation).
Compensation Mix.   Our compensation committee reviews all components of the compensation payable to our NEOs, including base salaries, cash incentive awards and long-term equity compensation. Our compensation committee generally increases target incentive award levels for an NEO as such officer’s responsibilities within our organization increase, thereby more heavily weighting the performance-based elements of compensation for our most senior executives who are more likely to have a strong and direct impact in achieving strategic and financial goals that are most likely to affect shareholder value. Our compensation committee believes that the best interests of our shareholders are served by tying pay to performance and subjecting a meaningful proportion of our NEOs’ total compensation to the achievement of company and/or operating group goals. Consistent with this philosophy, and after assessing market practices, our compensation committee has focused in recent years on increasing performance-based compensation elements as a percentage of the total target compensation for our Chief Executive Officer. When approving the total target compensation of our NEOs, our compensation committee takes into consideration the allocation of the total compensation to base salary, short-term incentive compensation and long-term equity compensation (including the allocation between service-based and performance-based equity compensation awards).
We have four primary elements of direct compensation for our NEOs, which are described in further detail below: base salary; short-term/annual (cash) incentive compensation; performance-based long-term equity awards; and service-based long-term equity awards. The charts below illustrate the proportion of the total target direct compensation, approved for fiscal 2023, of our Chief Executive Officer and of our other NEOs as a group which is “at risk” compensation tied to our company’s performance:
Base Salary
Our compensation committee utilizes base salaries to provide a fixed amount of compensation to our NEOs for the performance of their duties. Base salaries of our NEOs are reviewed on an annual basis. Our compensation committee determines the salary of our Chief Executive Officer and reviews and approves (with or without modification) our Chief Executive Officer’s recommended salaries for our other executive officers.
Base Salaries for Fiscal 2023
In March 2023, in light of each officer’s individual contributions to the strong financial performance of our company and various business units during fiscal 2022, our compensation committee approved the following increases in base salary (which became effective following the committee’s meeting in March 2023):
Name	Fiscal 2022 Base Salary ($)	Fiscal 2023 Base Salary ($)	Percent Change
Thomas C. Chubb III	900,000	900,000	0%
K. Scott Grassmyer	470,000	500,000	6.4%
Thomas E. Campbell	450,000	468,000	4.0%
Michelle M. Kelly	600,000	615,000	2.5%
Douglas B. Wood	762,500	793,000	4.0%
Our compensation committee agreed not to increase Mr. Chubb’s salary based on Mr. Chubb’s desire that his base salary not be increased.
Short-Term/Annual (Cash) Incentive Compensation
Our compensation committee has utilized cash incentive awards in recent years to provide our NEOs with variable cash compensation opportunities based on short-term/annual company and/or operating group performance.

2024 PROXY STATEMENT   21

Consistent with the objective of motivating our NEOs to achieve and exceed performance goals, our compensation committee approved threshold, target and maximum award levels expressed as a percentage of each NEO’s base salary for fiscal 2023, as follows:
Name	Cash Incentive Awards (% of Base Salary)				Fiscal 2023 Target Cash Incentive Award ($)
	At Threshold	At Target	At Maximum	Fiscal 2023 Base Salary ($)
Thomas C. Chubb III	25%	100%	175%	900,000	900,000
K. Scott Grassmyer	15%	60%	105%	500,000	300,000
Thomas E. Campbell	12.5%	50%	87.5%	468,000	234,000
Michelle M. Kelly	15%	60%	105%	615,000	369,000
Douglas B. Wood	15%	60%	105%	793,000	475,800
Our compensation committee approved individual performance measures for each of our NEOs based on profit before taxes, as adjusted for non-recurring or unusual items (PBT), of our company and each of our operating groups. PBT is a performance measure which we believe drives shareholder value by focusing management on the profitability of our company and/or operating groups, taking into consideration the cost of the capital being deployed.
For cash incentive awards that could become payable to Thomas C. Chubb III, K. Scott Grassmyer and/or Thomas E. Campbell, the incentive award was based on the PBT of our company as a whole during fiscal 2023. For cash incentive awards that could become payable to Michelle M. Kelly and Douglas B. Wood, the incentive award was based on the satisfaction of applicable PBT targets by our Lilly Pulitzer operating group and Tommy Bahama operating group, respectively, during fiscal 2023. For each of our NEOs, if the applicable threshold performance measure was not met for the fiscal year, no cash incentive would be payable in respect of the bonus opportunity.
In establishing performance targets for fiscal 2023, our compensation committee took into consideration our forecasts for the fiscal year at the time of setting the target, including driving growth across the enterprise on the top- and bottom-lines, focusing on underlying operating margin goals relative to industry peers. Our compensation committee’s approval of incentive targets at the beginning of fiscal 2023 reflected and extrapolated tremendous post-pandemic consumer metrics and growth, which subsided significantly over the course of the year.
Performance Targets
For purposes of the cash incentive award for each of our NEOs, the table below sets forth the threshold, target and maximum performance targets for our company as a whole and the applicable operating group for fiscal 2023; actual performance during fiscal 2023 relative to the performance targets; and the actual bonus achieved as a percentage of the performance targets.
Performance Measure(s)	Performance Target ($ in 000s)			Actual Performance	Actual Achievement as a Percent of Target
	Threshold	Target	Maximum
PBT, Total Company(1)	196,350	231,000	265,650	173,207	0%
PBT, Lilly Pulitzer(2)	51,000	60,000	69,000	45,871	0%
PBT, Tommy Bahama(3)	131,750	155,000	178,250	139,196	49.0%

(1)
Performance measure applicable to Thomas C. Chubb III, K. Scott Grassmyer and Thomas E. Campbell.

(2)
Performance measure applicable to Michelle M. Kelly.

(3)
Performance measure applicable to Douglas B. Wood.

Fiscal 2023 Incentive Awards
Based on our fiscal 2023 performance, Mr. Wood earned 49.0% of his target cash incentive award in the amount of $233,142, while our other NEOs did not earn cash incentives in respect of fiscal 2023. Our compensation committee appreciated that fiscal 2023 was a tremendous year for our company, reflecting the second highest earnings in our company history with a 135% growth in earnings per share relative to the pre-pandemic fiscal 2019 and a 185% increase in PBT relative to fiscal 2019. While the compensation committee believed that the strong objective performance of our company merited a bonus award, they deferred to those NEOs’ desire not to accept a bonus award for fiscal 2023 in light of the failure to meet the high performance goals set at the outset of the year.

22   2024 PROXY STATEMENT

Long-Term Equity Incentive Compensation
Our compensation committee utilizes stock-based incentive awards under the LTIP to incent our NEOs to remain with our company and further align the interests of our NEOs with those of our shareholders. Our compensation committee typically considers and approves long-term equity incentive awards in March of each year.
Our compensation committee believes that a mix of performance-based and service-based equity awards furthers the program’s incentive and retention objectives. In fiscal 2020, after carefully considering the overall economic environment and market practice, our compensation committee approved performance-based awards based on a multi-year relative total shareholder return (TSR) metric, which represented a change from our prior practice of awarding performance-based restricted stock awards that vested contingent upon our achievement of one-year earnings per share performance goals. Our compensation committee believes that multi-year relative TSR awards continue to reflect market best practices and effectively align the interests of our NEOs with those of our shareholders by tying the compensation of our executives to whether or not we deliver value to our shareholders relative to other companies in our industry over an extended duration.
For fiscal 2023, our long-term equity incentive compensation program included two elements:
•
performance-based equity awards under the LTIP that provided participants the opportunity to earn RSUs contingent upon our achievement of certain performance goals for our company based on multi-year TSR relative to a representative set of comparator group companies, with any RSUs earned by recipients vesting on May 29, 2026, as further described below and in the applicable award agreements; and

•
service-based equity awards under the LTIP, consisting of service-based RSUs that are subject to a three-year vesting period, with the awards cliff vesting on May 29, 2026.

In considering an increase in the long-term equity incentive compensation awarded to our NEOs for fiscal 2023, our compensation committee considered our strong performance during fiscal 2022, as well as, in the case of Mr. Chubb, the results of a benchmarking analysis conducted by our compensation committee’s consultant indicating that Mr. Chubb’s overall compensation was significantly lower than the median compensation for similarly situated chief executive officers in the market. In determining the number of performance-based RSUs and service-based RSUs to award, our compensation committee also took into account the overall proportion of Mr. Chubb’s compensation which is “at risk” based on our performance in light of the decision, made at Mr. Chubb’s request, not to increase Mr. Chubb’s base salary for fiscal 2023. The table below sets forth the awards approved by our compensation committee for each of our NEOs for the fiscal 2023 LTIP program.
Name	Performance-Based RSUs at Target (# of shares)	Service-Based RSUs (# of shares)
Thomas C. Chubb III	21,000	9,000
K. Scott Grassmyer	6,500	3,500
Thomas E. Campbell	4,200	1,800
Michelle M. Kelly	4,480	1,920
Douglas B. Wood	5,600	2,400
The number of shares that will actually be received by each NEO is subject to applicable vesting and performance criteria. Performance-based RSUs will vest based on our company’s TSR relative to the TSR of certain peer companies in a comparator group approved by our compensation committee (which comparator group includes certain companies included in our peer group set forth under “—Compensation Decision Process,” as well as certain industry participants with whom we regularly compare our stock performance) during a three-year performance period ending May 1, 2026 (the last trading day of the first quarter of fiscal 2026).
For purposes of the performance-based equity awards, a company’s TSR is determined based on the dividend-adjusted price appreciation of its common stock during the performance period. The actual number of performance-based shares that may be issued will range from 0% to 200% of the target award, based on the percentile rank of our TSR relative to the TSRs of the companies in the comparator group during the performance period, according to the following schedule:
Company TSR Percentile Rank	RSUs as Percentage of Target
<25%	0%
25%	25%
50%	100%
75%	150%
≥90%	200%

2024 PROXY STATEMENT   23

If our TSR percentile is between the points shown above, the percentage of performance-based RSUs that vest will be determined based on linear interpolation. RSUs will vest on May 29, 2026 following our compensation committee’s certification of our TSR relative to the TSR of the companies in our comparator group. One share of our common stock will be issued for each RSU earned and vested. If our absolute TSR is negative over the performance period, the payout will not exceed 100% of the target number of performance-based RSUs. No performance-based RSUs will be earned if our percentile rank is lower than 25%.
The fiscal 2023 equity awards would generally be forfeited if the recipient is not continuously employed by us through the applicable vesting date. Vesting of the award in the absence of continued employment through May 29, 2026 occurs in certain limited circumstances, which our compensation committee believes is consistent with prevailing market practices:
•
a “double trigger” scenario (i.e., a change of control of our company followed by a termination of employment by the individual with “good reason” or by us or our acquiror without “cause”) or, in the case of performance-based equity awards, in the case of a change of control where the awards are neither continued following a change of control nor assumed or converted by the successor entity;

•
death or disability; and

•
qualifying retirement (defined as age 62 with five years of employment), which would provide for a prorated portion of the award (including in the case of performance-based equity awards, subject to the relative-TSR performance metrics) to become payable to the recipient on May 29, 2026 at the conclusion of the vesting period.

Other Benefit Plans and Perquisites
Non-Qualified Deferred Compensation Plan.   We offer a Non-Qualified Deferred Compensation Plan, which we refer to as the “Deferred Compensation Plan,” to certain highly compensated employees based in the United States, including our NEOs. Under the Deferred Compensation Plan, a participant may defer up to 50% of base salary and up to 100% of any bonus. The eligible NEOs participate in the Deferred Compensation Plan on the same terms as our other eligible, participating employees. During fiscal 2023, all of our NEOs participated in the Deferred Compensation Plan.
All deferral elections are irrevocable except in the case of a qualifying hardship. In respect of calendar year 2023, we made a contribution to each participating NEO’s account of 5% of the amount that such NEO’s compensation during the calendar year exceeded the IRS’ 401(k) compensation limit for the calendar year (which for calendar year 2023 was $330,000), provided that the NEO elects under the Deferred Compensation Plan to defer at least 1% of his or her base salary for the year. Company contributions for each NEO during fiscal 2023 under our Deferred Compensation Plan are included in the table below under “—Compensation Tables— Summary Compensation Table for Fiscal 2023.”
The Deferred Compensation Plan is intended to offer our highly compensated employees, including our eligible NEOs, a tax-efficient method for accumulating retirement savings, as well as to provide an opportunity for these employees to accumulate savings in a tax-efficient manner for significant expenses while continuing in service. The Deferred Compensation Plan constitutes an unfunded, non-qualified deferred compensation plan, and participants’ account balances are subject to the claims of our company’s creditors. In the event that our company becomes insolvent, participants in the Deferred Compensation Plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating NEOs with the long-term interests of our shareholders.
Under the Deferred Compensation Plan, participants may elect to have contributions during a given calendar year distributed as either: in-service distributions starting at least two years following the year of the applicable contributions in a single sum or in annual installment payments over a period of up to five years; or following a deemed retirement (which occurs when a participant reaches age 55 with at least five years of service) generally in a single sum or in annual installment payments over a period of up to 15 years. Distribution of account balances in a single sum is automatically made on termination for reasons other than a deemed retirement. Participants elect to invest their account balances among a variety of investment options in an array of asset classes, and earnings are based on the equivalent returns from the elected investment options. Accounts are 100% vested at all times.
Because our Deferred Compensation Plan does not provide above-market, fixed rates of return, earnings under the plan are not included in the table below under “—Compensation Tables—Summary Compensation Table for Fiscal 2023.” Earnings and related activity under the Deferred Compensation Plan by our NEOs during fiscal 2023 are described below under “— Compensation Tables—Fiscal 2023 Non-Qualified Deferred Compensation.”
Executive Medical Insurance Plan.   During fiscal 2023, certain of our key employees, including Thomas C. Chubb III, K. Scott Grassmyer and Thomas E. Campbell, were eligible to participate in a fully insured executive medical plan that covers medical expenses, including deductibles, as well as dental, vision and similar coverage, not covered under a base medical plan. The plan provides for coverage of up to $100,000 per year with a limit of $10,000 per occurrence. Our Lilly Pulitzer and Tommy Bahama operating groups do not participate in the executive medical insurance plan; accordingly, Michelle M. Kelly and Douglas B. Wood were not eligible to participate in this plan.

24   2024 PROXY STATEMENT

Premiums and administration fees paid by us for each participating NEO during fiscal 2023 under the executive medical insurance plan are included in the table below under “—Compensation Tables—Summary Compensation Table for Fiscal 2023.”
Other Benefits.   In addition to some of the other compensation policies discussed above, our NEOs are generally eligible to participate in and receive the same health, life insurance and disability benefits, and to participate in certain other benefit and retirement plans available to our employees generally, subject to distinctions in our plans that are applicable to employees of our subsidiaries. Company contributions to our tax-qualified 401(k) retirement savings plan are included in the table below under “—Compensation Tables—Summary Compensation Table for Fiscal 2023.”
Merchandise Discounts.   From time to time, our NEOs receive discounts on our company’s merchandise, as well as complimentary meals at our Tommy Bahama restaurants. Certain discounts and benefits are offered to other designated employees. We offer these discounts and benefits because they represent common practice in our industry.
Written Arrangements
Subject to the effect of local labor laws, all of our employees, including all of our NEOs, are “at-will” employees terminable at our discretion. We do not currently have a written employment or severance agreement with any of our NEOs.
Clawback Policy
We maintain a recoupment or “clawback” policy in order to further align the interests of our executive officers with the interests of our shareholders and strengthen the link between total compensation and our performance. In 2023, our Board adopted the Oxford Industries, Inc. Incentive-Based Compensation Recoupment Policy, which is intended to be compliant with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and NYSE listing standards. This policy requires that we will seek to recover certain incentive-based cash and equity compensation from current and former executive officers in the event we are required to restate any of our financial statements due to material noncompliance with financial reporting requirements. The compensation to be repaid under the policy is the amount of incentive-based compensation received during the period covered by the policy that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The policy authorizes the compensation committee to interpret and administer the policy.
This policy replaces and supersedes our previous clawback policy, adopted by our Board in March 2015 (the “2015 Clawback Policy”), with respect to any incentive-based compensation paid to our executive officers on or after October 2, 2023. The 2015 Clawback Policy remains in effect with respect to any incentive-based compensation paid to our executive officers before October 2, 2023.
Stock Ownership and Retention Guidelines; Anti-Pledging/Hedging Policy
Our Board has established stock ownership guidelines for our executive officers. The ownership guidelines specify a target number of shares of our common stock that our executive officers are expected to accumulate and hold within five years of appointment to the applicable position. Pursuant to these guidelines, each of our executive officers is expected to own or acquire shares of our common stock having a fair market value of a multiple of his or her base salary as follows: Chief Executive Officer—4.0x; President—2.5x; Executive Vice Presidents—2.0x; and All Other Executive Officers—1.5x. Each of our NEOs has satisfied the applicable stock ownership guideline.
Our Corporate Governance Guidelines also provide for a retention guideline, or holding period, of one year for stock acquired upon the lapse of restrictions on restricted stock or exercise of options (net of funds reasonably expected to be necessary to satisfy applicable taxes and/or pay the exercise price of stock options), which applies to our executive officers who have not satisfied and/or do not continue to satisfy their applicable stock ownership guideline.
Pursuant to our Corporate Governance Guidelines and our insider trading policy, our directors and executive officers are prohibited from hedging the economic risk of ownership of our company’s stock, including through the use of puts, calls, equity swaps or other derivative securities, or from entering into any pledge arrangements that use our company’s stock as collateral for a loan or other purposes.

2024 PROXY STATEMENT   25

Compensation Tables
Summary Compensation Table for Fiscal 2023
The table below shows the compensation for each of our NEOs for the applicable fiscal years:
Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(1)(4)	Total ($)(5)
Thomas C. Chubb III Chairman, Chief Executive Officer and President	2023	934,615	4,247,460	—	460,450	5,642,525
	2022	896,923	2,544,375	1,575,000	196,055	5,212,353
	2021	850,385	2,249,159	1,540,000	126,326	4,765,870
K. Scott Grassmyer Executive Vice President, Chief Financial Officer and Chief Operating Officer	2023	514,615	1,396,990	—	199,877	2,111,482
	2022	465,038	925,605	493,500	93,991	1,978,134
	2021	436,034	704,370	383,031	74,333	1,597,768
Thomas E. Campbell Executive Vice President and Chief Information Officer	2023	483,231	849,492	—	188,601	1,521,324
	2022	448,115	667,155	393,750	91,737	1,600,757
	2021	436,034	704,370	383,031	74,735	1,598,170
Michelle M. Kelly Chief Executive Officer, Lilly Pulitzer	2023	610,385	906,125	—	136,192	1,652,702
	2022	597,692	722,590	348,289	40,406	1,708,977
	2021	582,611	882,870	614,250	39,502	2,119,233
Douglas B. Wood Chief Executive Officer, Tommy Bahama	2023	788,308	1,132,656	233,142	174,634	2,328,740
	2022	759,423	820,085	733,906	87,482	2,400,896
	2021	733,606	759,590	714,656	49,006	2,256,858

(1)
Compensation for fiscal 2023 may not be directly comparable to compensation paid in respect of fiscal 2022 and fiscal 2021, as amounts paid in respect of “Salary” and “All Other Compensation” represent amounts paid during the 53-week fiscal 2023 period compared to the 52-week fiscal 2022 and fiscal 2021 periods. By way of example, the base salary for each of Mr. Chubb, Mr. Campbell and Mr. Grassmyer for fiscal 2023 included 27 bi-weekly pay periods.

(2)
Represents the aggregate grant date fair value of equity incentive compensation awards approved in fiscal 2023, fiscal 2022 and fiscal 2021, as applicable, computed in accordance with FASB ASC Topic 718, which in respect of performance-based equity awards is valued using a Monte Carlo based estimate that takes into consideration our company’s recent stock price performance, including relative to the applicable comparator group. Information about the assumptions used to value these awards can be found under the captions “Equity Compensation” in Notes 1 and 9 in our 2023 Annual Report on Form 10-K.

With respect to the value of performance-based RSU awards included for fiscal 2023, the following sets forth the grant date fair value that was included in the table above (as also set forth below under “—Grants of Plan-Based Awards in Fiscal 2023”) and the corresponding grant date fair value of these awards assuming the maximum level of performance conditions was met:
Name	Fair Value included in Summary Compensation Table ($)	Fair Value Assuming Maximum Performance ($)
Thomas C. Chubb III	3,210,480	6,420,960
K. Scott Grassmyer	993,720	1,987,440
Thomas E. Campbell	642,096	1,284,192
Michelle M. Kelly	684,902	1,369,805
Douglas B. Wood	856,128	1,712,256

(3)
Amounts reported under “Non-Equity Incentive Plan Compensation” reflect cash incentive awards earned by each of our NEOs under our short-term cash incentive program (which is described above under “—Compensation Discussion and Analysis—Short-Term/Annual (Cash) Incentive Compensation”) in respect of company and/or operating group performance during the applicable fiscal year.

26   2024 PROXY STATEMENT

(4)
Amounts reported under “All Other Compensation” for fiscal 2023 reflect the following amounts:

Name	Executive Health Insurance ($)	Company Contributions to Defined Contribution Plan ($)	Company Contributions to Non-Qualified Deferred Compensation Plan ($)	Dividends and Dividend Equivalents on Unvested Stock Awards ($)
Thomas C. Chubb III	36,510	18,951	120,694	284,294
K. Scott Grassmyer	34,530	17,575	38,049	109,723
Thomas E. Campbell	36,510	17,647	31,346	103,098
Michelle M. Kelly	—	16,270	35,891	84,032
Douglas B. Wood	—	16,344	64,458	93,232
Increases in the amount of dividends relative to fiscal 2022 reflect the vesting in fiscal 2023 of performance-based TSR awards granted in fiscal 2020, which was the first year we issued multi-year relative TSR awards. Because we do not pay dividends or dividend equivalents on performance-based equity awards during the applicable performance period, accrued dividend equivalents were paid upon vesting of the awards.
In addition, our NEOs, from time to time, may receive discounts on merchandise purchased directly from our company or complimentary meals at our Tommy Bahama restaurants. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our NEOs and are excluded from this table.
(5)
Totals may not add due to rounding.

Grants of Plan-Based Awards in Fiscal 2023
The following table presents information for fiscal 2023 regarding equity awards granted under our LTIP and possible cash awards that could have been earned for fiscal 2023 performance, as described above under “—Compensation Discussion and Analysis—Short-Term/Annual (Cash) Incentive Compensation.”
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas C. Chubb III		225,000	900,000	1,575,000
	3/17/23				5,250	21,000	42,000		3,210,480
	3/17/23							9,000	1,036,980
K. Scott Grassmyer		75,000	300,000	525,000
	3/17/23				1,625	6,500	13,000		993,720
	3/17/23							3,500	403,270
Thomas E. Campbell		58,500	234,000	409,500
	3/17/23				1,050	4,200	8,400		642,096
	3/17/23							1,800	207,396
Michelle M. Kelly		92,250	369,000	645,750
	3/17/23				1,120	4,480	8,960		684,902
	3/17/23							1,920	221,222
Douglas B. Wood		118,950	475,800	832,650
	3/17/23				1,400	5,600	11,200		856,128
	3/17/23							2,400	276,528

(1)
Reflects potential cash incentive awards in respect of company and/or operating group performance during fiscal 2023 under our short-term cash incentive program, which is described above under “—Compensation Discussion and Analysis—Short-Term/Annual (Cash) Incentive Compensation.”

(2)
Reflects performance-based RSUs granted under the LTIP. All of the awards vest on May 29, 2026. These stock awards, including the performance schedule, are described above under “—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation.”

2024 PROXY STATEMENT   27

(3)
Reflects service-based RSUs granted under the LTIP. All of the awards cliff vest on May 29, 2026. These stock awards are described above under “—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation.”

(4)
The values for stock awards in this column are computed in accordance with FASB ASC Topic 718, which in respect of performance-based equity awards is valued using a Monte Carlo based estimate that takes into consideration our company’s recent stock price performance, including relative to the applicable comparator group. Information about the assumptions used to value these awards can be found under the captions “Equity Compensation” in Notes 1 and 9 in our 2023 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal 2023 Year-End
The following table provides information with respect to unvested equity awards held by our NEOs as of February 3, 2024. Our NEOs did not hold any unexercised stock options at the end of fiscal 2023.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Thomas C. Chubb III	23,715	2,280,434	74,750	7,187,960
K. Scott Grassmyer	8,200	788,512	24,950	2,399,192
Thomas E. Campbell	5,800	557,728	19,950	1,918,392
Michelle M. Kelly	5,920	569,267	20,980	2,017,437
Douglas B. Wood	4,900	471,184	26,850	2,581,896

(1)
The unvested equity awards held by our NEOs at the end of fiscal 2023 consist of various three year service-based restricted shares and RSUs, as follows:

Thomas C. Chubb III
•
6,215 service-based restricted shares granted in March 2021 that vest on May 31, 2024

•
8,500 service-based RSUs granted in March 2022 that vest on May 30, 2025

•
9,000 service-based RSUs granted in March 2023 that vest on May 29, 2026

K. Scott Grassmyer
•
2,000 service-based restricted shares granted in March 2021 that vest on May 31, 2024

•
2,700 service-based RSUs granted in March 2022 that vest on May 30, 2025

•
3,500 service-based RSUs granted in March 2023 that vest on May 29, 2026

Thomas E. Campbell
•
2,000 service-based restricted shares granted in March 2021 that vest on May 31, 2024

•
2,000 service-based RSUs granted in March 2022 that vest on May 30, 2025

•
1,800 service-based RSUs granted in March 2023 that vest on May 29, 2026

Michelle M. Kelly
•
2,000 service-based restricted shares granted in March 2021 that vest on May 31, 2024

•
2,000 service-based RSUs granted in March 2022 that vest on May 30, 2025

•
1,920 service-based RSUs granted in March 2023 that vest on May 29, 2026

Douglas B. Wood	• 2,500 service-based RSUs granted in March 2022 that vest on May 30, 2025 • 2,400 service-based RSUs granted in March 2023 that vest on May 29, 2026

(2)
The market value of stock awards reported is computed by multiplying the number of shares of stock that have not vested by $96.16, the per-share closing price of our common stock on February 2, 2024.

28   2024 PROXY STATEMENT

(3)
The unearned equity awards at the end of fiscal 2023 consist of performance-based RSUs awarded in fiscal 2021, fiscal 2022 and fiscal 2023 pursuant to our LTIP as follows:

	Fiscal 2021 Award (target # of RSUs under award)	Fiscal 2022 Award (target # of RSUs under award)	Fiscal 2023 Award (target # of RSUs under award)
Thomas C. Chubb III	14,500	16,500	21,000
K. Scott Grassmyer	4,500	6,300	6,500
Thomas E. Campbell	4,500	4,500	4,200
Michelle M. Kelly	4,500	5,000	4,480
Douglas B. Wood	6,500	5,500	5,600
The actual number of RSUs earned will range from 0% to 200% of the target award, based on our TSR relative to the TSRs of the peer companies in our comparator group during the three-year performance period ending May 3, 2024 for the fiscal 2021 awards, May 2, 2025 for the fiscal 2022 awards and May 1, 2026 for the fiscal 2023 awards. In accordance with Item 402(f) of Regulation S-K, based on our performance during the applicable performance period for each award through the end of fiscal 2023, unearned equity awards granted in fiscal 2021 are reported assuming achievement at stretch performance, unearned equity awards granted in fiscal 2022 are reported assuming achievement at max performance and unearned equity awards granted in fiscal 2023 are reported assuming achievement at target performance, as described above under “—Grants of Plan-Based Awards in Fiscal 2023.”
(4)
The market value of unearned equity awards reported is computed by multiplying the number of RSUs that would be earned at the applicable, reported performance level at the end of fiscal 2023 by $96.16, the per-share closing price of our common stock on February 2, 2024.

Stock Vested During Fiscal 2023
The following table provides information concerning the vesting of equity awards for each of our NEOs during fiscal 2023. The table reports the number of shares of stock that vested and the aggregate dollar value realized upon vesting of stock.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas C. Chubb III	44,276	4,742,402
K. Scott Grassmyer	17,710	1,896,918
Thomas E. Campbell	17,710	1,896,918
Michelle M. Kelly	18,080	1,936,549
Douglas B. Wood	20,871	2,235,493

(1)
The dollar amount is determined by multiplying the number of shares of our common stock vested by the per-share closing price of our common stock of $107.11 on July 28, 2023, the vesting date for these awards.

There were no stock options exercised by any of our NEOs during fiscal 2023.
Fiscal 2023 Non-Qualified Deferred Compensation
The following table shows the activity under our Deferred Compensation Plan for each of our NEOs during fiscal 2023.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Thomas C. Chubb III	24,378	120,694	46,070		1,079,714
K. Scott Grassmyer	223,568	38,049	72,015		1,132,605
Thomas E. Campbell	5,863	31,346	70,880	(15,242)	1,140,981
Michelle M. Kelly	69,442	35,891	5,446		116,049
Douglas B. Wood	141,046	64,458	539,690		4,906,278

(1)
The amounts reported in this column are also included in the Summary Compensation Table above.

(2)
The amounts reported in this column are also included in the “All Other Compensation” column for fiscal 2023 in the Summary Compensation Table above.

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(3)
Represent in-service distributions received in accordance with the terms of our Deferred Compensation Plan.

(4)
Reflects balances as of February 3, 2024.

(5)
The amounts reported in this column include amounts that are also reported as salary, non-equity incentive plan awards or all other compensation in the Summary Compensation Table above in fiscal 2023 and in prior years as follows:

Name	Amount Included in Both Non-Qualified Deferred Compensation Table and Summary Compensation Table ($)	Amount Included in Both Non-Qualified Deferred Compensation Table and Previously Reported in Prior Years’ Summary Compensation Table ($)	Total Amounts Included in Both Non-Qualified Deferred Compensation Table and Current Year or Prior Years’ Summary Compensation Table ($)
Thomas C. Chubb III	145,072	858,297	1,003,369
K. Scott Grassmyer	261,616	527,212	788,828
Thomas E. Campbell	37,210	538,534	575,744
Michelle M. Kelly	105,332	5,242	110,574
Douglas B. Wood	205,505	1,035,883	1,241,388
Potential Payments on Termination or Change of Control
Our NEOs are employed “at-will” and we have not entered into employment agreements or severance agreements with any of our NEOs. All of our NEOs’ outstanding equity awards provide for “double trigger” vesting, meaning that the awards require a change of control of our company and a termination of the individual’s employment either by the individual for “good reason” or us or our acquiror without “cause” (which we refer to as a “change of control termination”) to accelerate vesting, except as described below. Performance-based RSUs issued to our NEOs are not subject to “double trigger” acceleration of vesting in the event such awards are neither continued following a change of control nor assumed or converted by the successor entity. If such awards are terminated in connection with a change of control and not assumed or converted by the successor entity, the unvested equity awards would accelerate and vest as of the date of such change of control as follows: (i) if such change of control occurred within the first year of the three-year performance period, the target number of RSUs subject to the awards would vest, (ii) if such change of control occurred after the first year of the three-year performance period but prior to the end of the applicable performance period, the number of RSUs that would vest would be determined based on our actual TSR relative to the TSR of our comparative peer group for the applicable performance period as if the applicable performance period had ended on the date of such change of control and (iii) if the change of control occurred on or after the end of the applicable performance period but prior to the date on which such awards would vest, the number of RSUs that would vest would be determined based on our actual TSR relative to the TSR of our comparative peer group for the applicable performance period.
The terms of our performance-based and service-based RSU awards granted in fiscal 2022 and fiscal 2023 also provide for accelerated vesting in the event of death or disability, as well as prorated vesting in the event of a qualifying retirement. As of the end of fiscal 2023, Mr. Grassmyer is the only one of our NEOs to have met the requirements for a qualifying retirement.
The following table summarizes the value of the shares of our common stock that would be realized by each NEO if a termination due to a change of control, death or disability or qualifying retirement had occurred on February 3, 2024:
Name	Equity Awards That Would Vest upon a Change of Control Termination (#)(1)(2)	Value Realized on Vesting Following a Change of Control Termination ($)(3)	Equity Awards That Would Vest upon a Death or Disability Termination (#)(1)(4)	Value Realized on Vesting Following a Death or Disability Termination ($)(3)	Equity Awards That Would Vest upon a Retirement Termination (#)(1)(5)	Value Realized on Vesting Following a Retirement Termination ($)(3)
Thomas C. Chubb III	98,465	9,468,394	55,000	5,288,800	—	—
K. Scott Grassmyer	33,150	3,187,704	19,000	1,827,040	10,555	1,014,969
Thomas E. Campbell	25,750	2,476,120	12,500	1,202,000	—	—
Michelle M. Kelly	26,900	2,586,704	13,400	1,288,544	—	—
Douglas B. Wood	31,750	3,053,080	16,000	1,538,560	—	—

(1)
For details on the outstanding equity awards that would vest upon a change of control, death or disability or retirement termination, see Footnotes 1 and 3 under “—Outstanding Equity Awards at Fiscal 2023 Year-End.”

(2)
Pursuant to the terms of our fiscal 2021, fiscal 2022 and fiscal 2023 performance-based equity programs, if a change of control termination takes place where (a) the change of control occurs prior to completion of the first year of the

30   2024 PROXY STATEMENT

three-year performance period, the individual recipients would be entitled to receive the number of shares of our common stock attributable to the recipient’s target number of performance-based RSUs pursuant to the program, and (b) the change of control occurs after the first year of the three-year performance period but prior to the end of the applicable performance period, the number of shares of our common stock which the individual recipients would be entitled to receive would be the greater of (i) the target number of performance-based RSUs pursuant to the award or (ii) the number of shares of our common stock which the individual would be entitled to pursuant to the award if the performance period ended as of the date of the change of control termination. Based on our TSR relative to the TSR of our comparative peer group during the applicable performance period for each award as if the performance period ended as of February 3, 2024, equity awards granted in fiscal 2021 are reported in the table assuming achievement at stretch performance, equity awards granted in fiscal 2022 are reported assuming achievement at max performance and equity awards granted in fiscal 2023 are reported assuming achievement at target performance, as described above under “—Grants of Plan-Based Awards in Fiscal 2023.”
(3)
The value is computed by multiplying the number of shares that would vest by $96.16, the per-share closing market price of our common stock on February 2, 2024.

(4)
Pursuant to the terms of our fiscal 2022 and fiscal 2023 service-based and performance-based awards, in the event of a recipient’s death or disability prior to the end of the applicable performance period, the individual recipient (or the individual recipient’s estate) would be entitled to receive the number of RSUs granted under the service-based awards and the target number of RSUs under the performance-based awards.

(5)
Pursuant to the terms of our fiscal 2022 and fiscal 2023 service-based and performance-based awards, in the event of a qualifying retirement before the end of the applicable performance period, the individual recipient would be entitled to receive a prorated portion (based on the original performance period) of the number of RSUs granted under the service-based awards and a prorated portion (based on the original performance period) of the number of shares of our common stock which the individual would be entitled to receive pursuant to the performance-based awards if the applicable performance period ended as of the date of such retirement. Based on our TSR relative to the TSR of our comparative peer group during the applicable performance period for each award as if the performance period ended as of February 3, 2024, equity awards granted in fiscal 2022 are reported assuming achievement at max performance and equity awards granted in fiscal 2023 are reported assuming achievement at target performance, as described above under “—Grants of Plan-Based Awards in Fiscal 2023.”

As of the end of fiscal 2023, we did not have any other arrangement, policy or plan that would provide payments or benefits to any of our NEOs as a result of a termination of any kind, including following a change of control, other than benefits payable to salaried employees of our company on a non-discriminatory basis.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our Chief Executive Officer, Thomas C. Chubb III, to that of our median-paid employee. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify our median-paid employee for fiscal 2023, we examined the 2023 total compensation for all individuals, excluding our CEO, who were employed by us on our measurement date of December 31, 2023. For purposes of this calculation, under the de minimis exception to the pay ratio rule, we excluded 157 employees, or approximately 3% of our global workforce of 6,292 employees as of December 31, 2023, who are located in foreign jurisdictions, which was comprised of all of our employees in each of Hong Kong (26 employees), China (11 employees) and Australia (120 employees). For all employees based in foreign jurisdictions who were included in our determination of the median-paid employee, which was comprised of 77 employees in Canada, we applied a foreign currency to U.S. dollar exchange rate based on the exchange rate as of December 31, 2023. For purposes of this calculation, we elected not to annualize the compensation paid to employees who were not employed for all of 2023 (e.g., new hires); we included full-time, part-time, temporary and seasonal employees for purposes of determining the median-paid employee; and we used gross earnings (or foreign equivalent amounts), meaning total amounts paid before deductions or adjustments, including wages, overtime, bonuses and the value of any equity awards that vested during the 2023 calendar year.
The median-paid employee used for purposes of this fiscal 2023 comparison was a non-exempt retail employee located in the U.S. with total compensation for fiscal 2023 of $27,202, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The annual total compensation for fiscal 2023 for our Chief Executive Officer was $5,642,525, as discussed above under “—Compensation Tables—Summary Compensation Table for Fiscal 2023.” Based on this information, for fiscal 2023, the ratio of the annual total compensation of our CEO to the annual total compensation of our median-paid employee was approximately 207 to 1.
We believe the pay ratio disclosure presented in this section is a reasonable estimate, calculated in a manner consistent with the applicable SEC rules and applicable guidance. Because the SEC’s rules for identifying the median-paid employee and

2024 PROXY STATEMENT   31

calculating the pay ratio allow companies to use different methodologies, assumptions, adjustments and estimates, our pay ratio disclosure may not be comparable to the pay ratio reported by other companies. This information under “CEO Pay Ratio” is being provided solely for compliance purposes. Neither our compensation committee nor our management uses the pay ratio measure in making compensation decisions.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules and further described below) and certain financial performance measures. For information about how our compensation committee aligns executive compensation with our performance, see “—Compensation Discussion and Analysis” above. Information presented in this section will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act.
The following table sets forth information regarding compensation for our principal executive officer (PEO) and average compensation for our other NEOs (non-PEO NEOs) and certain of our financial performance measures. Our selected performance measure included in the table below is profit before taxes, as adjusted for non-recurring or unusual items (PBT).
	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based on:
Fiscal Year					Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($) (in 000s)(6)	PBT ($) (in 000s)(7)
2023	5,642,525	1,677,767	1,903,562	682,702	151.44	57.39	60,703	173,207
2022	5,212,353	11,376,661	1,922,191	4,101,452	179.78	70.25	165,735	195,961
2021	4,765,870	5,702,329	1,893,007	2,310,681	121.22	96.33	131,321	150,568
2020	2,417,381	2,753,167	1,199,853	1,392,821	96.01	97.80	(95,692)	(83,611)

(1)
Thomas C. Chubb III was our PEO for the entirety of fiscal 2023, 2022, 2021 and 2020. The amounts reported reflect the amounts of total compensation reported in the “Total” column of the Summary Compensation Table (SCT) for each applicable year.

(2)
The amounts reported reflect the average of the amounts of total compensation reported for our non-PEO NEOs in the “Total” column of the SCT for each applicable year. The non-PEO NEOs included in this calculation for each of fiscal 2023, 2022, 2021 and 2020 are: K. Scott Grassmyer, Thomas E. Campbell, Michelle M. Kelly and Douglas B. Wood.

(3)
The amounts reported reflect the “compensation actually paid” to Thomas C. Chubb III and the average “compensation actually paid” to our non-PEO NEOs for the applicable year, calculated in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amounts of compensation paid to Thomas C. Chubb III or our non-PEO NEOs for the applicable year. The following table details the adjustments to the total compensation reflected in the SCT used to calculate “compensation actually paid” in accordance with the requirements of Item 402(v). The Company does not maintain a defined benefit pension plan so no adjustments for pension benefits are included in the table below.

32   2024 PROXY STATEMENT

	PEO				Non-PEO NEOs (Average)
	2023 ($)	2022 ($)	2021 ($)	2020 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Total Compensation reported in SCT	5,642,525	5,212,353	4,765,870	2,417,381	1,903,562	1,922,191	1,893,007	1,199,853
Deduct: Grant date fair value reported in SCT of equity awards granted during covered fiscal year	4,247,460	2,544,375	2,249,159	1,590,056	1,071,316	783,859	762,800	676,602
Add: Fair value as of fiscal year-end of equity awards granted during the year that are outstanding and unvested as of fiscal year-end	2,888,580	3,982,295	2,045,469	2,620,583	731,751	1,233,241	693,750	1,112,476
Add: Change as of fiscal year-end in fair value of awards granted in any prior year that are outstanding and unvested as of fiscal year-end	(2,157,805)	4,570,887	817,308	(122,799)	(693,136)	1,670,440	331,645	(50,573)
Add: Change as of vesting date in fair value for any equity awards granted in any prior year that vested during the covered fiscal year	(448,073)	155,500	322,840	(571,942)	(188,159)	59,439	155,079	(192,331)
Compensation Actually Paid	1,677,767	11,376,661	5,702,329	2,753,167	682,702	4,101,452	2,310,681	1,392,821

(4)
The amounts reported reflect cumulative total shareholder return (assuming an initial investment of $100 and the reinvestment of dividends) on our common stock during a period commencing as of market close on January 31, 2020 through and including the end of the applicable fiscal year (the measurement period calculated in accordance with Item 201(e) of Regulation S-K).

(5)
The amounts reported reflect cumulative total shareholder return (assuming an initial investment of $100 and the reinvestment of dividends) of The S&P 500 Apparel, Accessories and Luxury Goods during a period commencing as of market close on January 31, 2020 through and including the end of the applicable fiscal year.

(6)
The amounts reported reflect the amount of net income reported in our audited financial statements for the applicable fiscal year. In fiscal 2023 and fiscal 2020, we incurred non-cash impairment charges in goodwill and intangible assets of $113.6 million and $60.5 million, respectively.

(7)
We have determined that PBT is the financial performance measure that represents the most important measure (that is not otherwise required to be disclosed in the table) to link compensation actually paid to the PEO and our other NEOs to our financial performance.

Financial Performance Measures
As described above under “—Compensation Discussion and Analysis”, our executive compensation programs include both short- and long-term performance-based incentives with rigorous financial requirements designed to align the compensation of our NEOs with the interests of our shareholders. The most important financial performance measures used to link compensation actually paid to our PEO and other NEOs with our performance for fiscal 2023 are as follows:
•
Profit Before Taxes (as described above under “—Compensation Discussion and Analysis”)

•
Total Shareholder Return (as described above under “—Compensation Discussion and Analysis”)

•
Comparator Group Total Shareholder Return (as described above under “—Compensation Discussion and Analysis”)

As described above under “—Compensation Discussion and Analysis”, payments of cash incentive awards are paid based on our achievement of performance targets based on profit before taxes, as adjusted for non-recurring or unusual items (PBT). PBT is a performance measure which we believe drives shareholder value by focusing management on the profitability of our company and/or operating groups, taking into consideration the cost of the capital being deployed. Performance-based RSUs awarded under our LTIP are earned based on the percentile rank of our TSR relative to the TSRs of the companies in a comparator group approved by our compensation committee.
Analysis of the Information Presented in the Pay Versus Performance Table
As described above under “—Compensation Discussion and Analysis—Compensation Philosophy and Objectives”, our executive compensation programs are designed to maintain a strong link between pay and performance and align the interests

2024 PROXY STATEMENT   33

of our NEOs with those of our shareholders. While we utilize several performance measures to align executive compensation with performance, we generally seek to incentivize long-term performance, and therefore we do not align our performance measures with compensation actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between the information presented in the Pay versus Performance table above.
Compensation Actually Paid and Total Shareholder Return
The following graph reflects the relationship between “compensation actually paid” to our PEO and the average “compensation actually paid” to our non-PEO NEOs and our cumulative TSR for the fiscal years presented in the table.
Total Shareholder Return and Peer Group Total Shareholder Return
The following graph reflects a comparison of our cumulative TSR and the cumulative TSR of The S&P 500 Apparel, Accessories and Luxury Goods for the fiscal years presented in the table.
Compensation Actually Paid and Net Income
SEC rules require that net income be presented as a performance measure in the Pay versus Performance table above. The following graph reflects the relationship between “compensation actually paid” to our PEO and the average “compensation actually paid” to our non-PEO NEOs and our net income during the fiscal years presented in the table, as reported in our audited financial statements for the applicable fiscal year.

34   2024 PROXY STATEMENT

Compensation Actually Paid and PBT
The following graph reflects the relationship between “compensation actually paid” to our PEO and the average “compensation actually paid” to our non-PEO NEOs and our PBT for the applicable fiscal year.

2024 PROXY STATEMENT   35

NOMINATING, COMPENSATION & GOVERNANCE COMMITTEE REPORT
The Nominating, Compensation & Governance Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Nominating, Compensation & Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Fiscal 2023 Annual Report on Form 10-K.
Respectfully submitted,
Clarence H. Smith, Chairman
Helen Ballard
Virginia A. Hepner
E. Jenner Wood III
Carol B. Yancey
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Helen Ballard, Virginia A. Hepner, Clarence H. Smith, E. Jenner Wood III and Carol B. Yancey served on our NC&G Committee during fiscal 2023. None of them was an officer or employee of our company or any of our subsidiaries during fiscal 2023; none of them are former officers of our company or any of our subsidiaries; and none of them had any relationship during fiscal 2023 requiring disclosure under any paragraph of Item 404 of Regulation S-K. In fiscal 2023, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or our compensation committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board or Executive Committee reviews all transactions that are disclosable under Item 404(a) of Regulation S-K. To help identify these related party transactions, our Legal Department maintains a list of companies and other persons with whom each director and executive officer has a potentially disclosable relationship and each director and executive officer is annually expected to complete a questionnaire that requires the disclosure of any transaction or relationship that the individual, or any member of his or her immediate family, has or will have with our company. Our Legal Department, with the assistance of other members of senior management, also reviews contemplated transactions to consider whether one of our directors or executive officers (or an affiliated entity) proposes to engage in a transaction that our Board should review. Our Board or Executive Committee will only approve related party transactions that are in, or not inconsistent with, the best interests of our company and our shareholders. In determining whether to approve or reject a related party transaction, our Board considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to our company.
During fiscal 2023, there were no related party transactions requiring disclosure in this proxy statement.
AUDIT-RELATED MATTERS
Report of the Audit Committee
The Audit Committee, which operates under a written charter adopted by the Board of Directors of Oxford Industries, Inc., is composed entirely of independent directors and, among other things, oversees, on behalf of the Board of Directors, the Company’s financial reporting process and system of internal control over financial reporting. Pursuant to the Audit Committee’s charter, the committee is also charged with reviewing the Company’s guidelines and policies with respect to risk assessment and risk management, including cybersecurity, sustainability and supply chain risks. The Audit Committee’s charter is posted under the “Corporate Governance Library” link under the “Investor Relations” tab on our website at www.oxfordinc.com.
The Company’s management is responsible for its financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting standards generally accepted in the United States. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the Company’s consolidated financial statements and providing an opinion as to their conformity with accounting standards generally accepted in the United States, as well as attesting and reporting on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes, as well as to appoint, retain, compensate, evaluate and, when necessary, terminate the Company’s independent registered public accounting firm. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

36   2024 PROXY STATEMENT

Consequently, in carrying out its oversight responsibilities, the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to the Company’s financial statements, or any professional certification as to Ernst & Young LLP’s work. Following each quarterly meeting of the Audit Committee, the Audit Committee meets privately with Ernst & Young LLP, which has unrestricted access to the members of the Audit Committee.
In fulfilling its responsibilities, the Audit Committee has:
•
reviewed and discussed with management and Ernst & Young LLP the audited financial statements included in the Company’s Fiscal 2023 Annual Report on Form 10-K and the reports of management and of Ernst & Young LLP on the effectiveness of the Company’s internal control over financial reporting as of the end of fiscal 2023 contained therein;

•
discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board;

•
received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, considered whether the independent auditors’ provision of other non-audit services to the Company (which are set forth below under “—Fees Paid to Independent Registered Public Accounting Firm”) is compatible with the auditors’ independence, and discussed with Ernst & Young LLP its independence;

•
concluded that Ernst & Young LLP is independent from the Company and its management; and

•
based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s Fiscal 2023 Annual Report on Form 10-K.

Respectfully Submitted,
Dennis M. Love, Chairman
John R. Holder
Stephen S. Lanier
Milford W. McGuirt
Clyde C. Tuggle
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Fees Paid to Independent Registered Public Accounting Firm
The following table summarizes fees that we paid in respect of each of fiscal 2023 and fiscal 2022 to Ernst & Young LLP, our independent registered public accounting firm, for professional services:
Fee Category	Fiscal 2023 ($)	Fiscal 2022 ($)	Description
Audit fees	2,590,680	2,416,710
Fees for the audit of our consolidated financial statements and internal control over financial reporting; and reviews of our consolidated quarterly financial statements included in Forms 10-Q filed with the SEC

Audit-related fees	2,000	350,137
Fees for audit-related services such as due diligence in connection with acquisitions and compliance with rules and regulations applicable to accounting matters (with substantially all of the audit-related services in fiscal 2022 being associated with our acquisition of Johnny Was)

Tax fees	96,430	95,128	Fees for tax compliance, planning and advisory services
All other fees	—	—	—
Total fees	2,689,110	2,861,975
Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Our Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Unless a service to be provided by our independent registered public accounting firm has received general pre-approval under the policy, it requires specific pre-approval by our Audit Committee or the chair of our Audit Committee before the commencement of the service. The pre-approval policy is detailed as to the particular services that may be provided, and our Audit Committee is to be informed about each service provided. Our Audit Committee’s policies with respect to pre-approval of services by our independent registered public accounting firm are intended to help maintain auditor

2024 PROXY STATEMENT   37

independence and our compliance with regulatory requirements. The Audit Committee considers whether the provision of services other than audit services is compatible with maintaining Ernst & Young LLP’s independence.
Specific pre-approval is required for significant recurring annual engagements, such as engagements for the required annual audit and quarterly reviews (including the audit of internal control over financial reporting) and statutory audits. Any individual engagement with an estimated cost of more than $75,000 must be specifically pre-approved before the commencement of the engagement, even if the service in question has received general pre-approval. In addition, further Audit Committee pre-approval is required if the aggregate fees for such engagements would exceed $200,000. At each Audit Committee meeting, the entire Audit Committee reviews services performed since the prior meeting pursuant to the general pre-approvals granted under the policy, as well as services, if any, pre-approved by the chair of our Audit Committee.
In determining whether to provide approval of services by our independent registered public accounting firm, our Audit Committee or the Chair of the Audit Committee evaluates each service to determine whether the performance of such service would: impair the auditor’s independence; create a mutual or conflicting interest between the auditor and our company; place the auditor in the position of auditing its own work; result in the auditor acting as management or an employee of our company; or place the auditor in a position of being an advocate for our company.
All of the services described above under “Audit Fees,” “Audit-related fees” and “Tax fees” were approved by our Audit Committee pursuant to legal requirements and the committee’s charter and pre-approval policy.
COMMON STOCK OWNERSHIP BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Management
The table below sets forth certain information as of April 19, 2024 regarding the beneficial ownership of shares of our common stock by our directors, our NEOs and our directors and executive officers as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by them. The address for each individual in this table is c/o Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309.
	Beneficial Ownership of Common Stock
Name	Number of Shares(1)(2)	Percent of Class(1)
Helen Ballard	16,394	*
Thomas E. Campbell	38,651	*
Thomas C. Chubb III(3)	128,580	*
K. Scott Grassmyer	32,025	*
Virginia A. Hepner	8,553	*
John R. Holder	34,885	*
Michelle M. Kelly	43,293	*
Stephen S. Lanier(4)	492,663	3.1%
Dennis M. Love	14,346	*
Milford W. McGuirt	4,932	*
Clarence H. Smith	17,276	*
Clyde C. Tuggle	15,145	*
Douglas B. Wood	12,394	*
E. Jenner Wood III	19,418	*
Carol B. Yancey	2,698	*
All directors and executive officers as a group (18 persons)	896,082	5.7%

*
Less than 1%

(1)
Calculations based on an aggregate of 15,640,338 shares of our common stock outstanding as of the close of business on April 19, 2024. The number of shares and percentage of the class beneficially owned include unvested restricted shares for which the individual has voting rights as of the close of business on April 19, 2024.

(2)
Shares reported exclude unvested RSUs granted to executive officers by our NC&G Committee.

(3)
Consists of 52,836 shares held individually by Thomas C. Chubb III, 46,644 shares held in trusts of which his children are the primary beneficiaries and 29,100 shares held in grantor retained annuity trusts of which he is the trustee.

(4)
Consists of 73,572 shares held individually by Stephen S. Lanier, 10,048 shares held in a trust of which he is the primary beneficiary, 36,294 shares held in custodial accounts for the benefit of his children, 860 shares held by his spouse and

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371,889 shares held by a charitable foundation for which he has voting authority. Stephen S. Lanier disclaims beneficial ownership of the shares held by such charitable foundation.
Certain Beneficial Owners
The table below sets forth certain information regarding the beneficial ownership of shares of our common stock by persons we believe beneficially hold more than 5% of our common stock based solely on a review of SEC filings made in respect of ownership.
	Beneficial Ownership of Common Stock
Name and Address	Number of Shares(1)	Percent of Class(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,334,592(2)	14.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,762,674(3)	11.3%

(1)
Calculations based on an aggregate of 15,640,338 shares of our common stock outstanding as of the close of business on April 19, 2024.

(2)
The shares reported are held by BlackRock, Inc. in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of December 31, 2023. BlackRock reported sole voting power over 2,303,101 of the reported shares and sole dispositive power over all of the reported shares. As reported by BlackRock, one of the persons on behalf of which BlackRock holds the reported shares, iShares Core S&P Small-Cap ETF, has an interest in more than 5% of our common stock. This information was obtained from a Schedule 13G/A filed on January 22, 2024.

(3)
The shares reported are held by The Vanguard Group in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act as of December 29, 2023. Vanguard reported shared voting power over 25,639 of the reported shares, sole dispositive power over 1,720,779 of the reported shares and shared dispositive power over 41,895 of the reported shares. This information was obtained from a Schedule 13G/A filed on February 13, 2024.

Under the SEC’s rules, a person may be deemed to beneficially own securities in which he or she has no pecuniary interest. The information set forth in the tables above shall not be construed as an admission that any such person is, for purposes of Section 13(d) or 13(g) of the Exchange Act or otherwise, the beneficial owner of any securities disclosed above.

2024 PROXY STATEMENT   39

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning our equity compensation plans as of February 3, 2024:
Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
Employee Stock Purchase Plan(2)	—	268,994
Long-Term Stock Incentive Plan	543,120	263,175
Equity compensation plans not approved by security holders	—	—
Total		532,169

(1)
Includes performance-based RSUs assuming achievement at maximum performance. Performance-based RSUs do not have an associated exercise price. Accordingly, information relating to the exercise price of outstanding options, warrants and rights is not included in this table.

(2)
The number of securities to be issued under our Employee Stock Purchase Plan is not determinable as of any date other than the last day of the applicable quarterly purchase period since the weighted average purchase price under the plan is not determinable as of any date other than the last day of the applicable quarterly purchase period. Information about our Employee Stock Purchase Plan can be found under the caption “Employee Stock Purchase Plan” in Note 9 to our 2023 Annual Report on Form 10-K.

INFORMATION ABOUT THE MEETING AND VOTING
Shares Outstanding
You may vote at our 2024 annual meeting if you owned shares of our common stock as of the close of business on April 19, 2024, the record date for the annual meeting. As of April 19, 2024, there were 15,640,338 shares of our common stock issued and outstanding. You are entitled to one vote for each share of our common stock that you owned on the record date.
Participating in the Meeting
Shareholders may access the annual meeting webcast, submit questions and electronically vote shares at the meeting by visiting meetnow.global/MXGVM6Y. The live audio webcast of the annual meeting will begin promptly at 2:00 p.m., Eastern Time. We encourage shareholders to access the webcast in advance of the designated start time.
If your shares of our common stock are registered directly in your name with Computershare, our transfer agent, then you are a shareholder of record. As a shareholder of record, you may access the meeting webcast using the instructions and voter control number set forth in the Notice of Internet Availability.
If, like most of our shareholders, your shares of Oxford common stock are held in an account with a broker, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. If your shares are held in an account with a broker and you wish to participate in the annual meeting, you must register in advance to participate in the meeting webcast and obtain a new control number from Computershare, our transfer agent. You may request registration by submitting proof of your proxy power (legal proxy) reflecting your holdings of our common stock, along with your name and email address, to Computershare. Requests for registration may be directed to Computershare (i) by mail to the following address: Computershare, Oxford Industries, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001; or (ii) by email, by attaching an image of your legal proxy or forwarding the email from your broker to legalproxy@computershare.com. Requests for registration must be labeled “Legal Proxy” and received no later than 5:00 p.m., Eastern Time, on June 14, 2024. You will receive a confirmation of your registration by email after your registration materials have been received.
Voting
If you are a shareholder of record, you may vote using one of the following methods:
•
by voting on the Internet in accordance with the instructions set forth in the Notice of Internet Availability;

•
after requesting a printed copy of the proxy materials, by signing and returning a proxy card or voting by telephone; or

40   2024 PROXY STATEMENT

•
by participating in the annual meeting and voting electronically at the annual meeting.

If you are a shareholder of record and you sign and return your proxy card but do not include voting instructions, your proxy will be voted as recommended by our Board or, if no recommendation is given, in the discretion of the proxies designated on the proxy card, to the extent permitted under applicable law.
However, if you are a shareholder of record, your shares will not be voted unless you submit a proxy (which can be accomplished by voting on the Internet, by telephone or by signing and returning a proxy card, as noted above) or participate in the annual meeting webcast and vote electronically at the meeting.
If your shares are held in an account with a broker, the broker holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you may direct your broker on how to vote the shares in your account. Telephone and/or Internet voting may be available to direct your broker on how to vote the shares in your account, but the availability of telephone and/or Internet voting will depend on the voting processes of that firm. Please follow the directions on your proxy card or voting instruction form carefully. Even if your shares are held in an account with a broker, you are invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares electronically at the meeting unless you obtain a valid proxy card from your broker and, in order to gain access to the meeting webcast, register for the meeting with Computershare by following the instructions in “—Participating in the Meeting” above.
Broker Discretionary Voting; Broker Non-Votes
If you hold shares through an account with a broker, your shares may be voted by the broker even if you do not provide voting instructions. Brokerage firms have the authority, under the NYSE’s rules, to vote shares in their discretion on certain “routine” matters when their customers do not provide voting instructions. Under the NYSE’s rules, only Proposal No. 2 (ratification of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2024) is considered a routine matter.
The other proposals to be addressed at the annual meeting are considered “non-routine” matters under the NYSE’s rules. When a brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to a non-routine matter, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will be counted as present at the annual meeting for quorum purposes but will not be counted as entitled to vote on the non-routine matter. Therefore, if your shares are held in an account with a broker, it is important that you provide voting instructions to your broker so that your vote on these proposals is counted.
Changing Your Vote
If your shares are held in an account with a broker, then you must follow the instructions provided by that firm in order to revoke or change your vote with respect to shares held in street name.
However, if you are a shareholder of record, you may revoke or change your vote with respect to the shares of our common stock that are registered directly in your name by doing any of the following:
•
delivering a written notice of revocation to our Secretary before the vote is taken at the annual meeting, such notice of revocation dated later than the proxy you want to revoke;

•
changing your vote using the Internet methods for voting described in the Notice of Internet Availability;

•
properly executing and delivering a later-dated proxy before the vote is taken at the annual meeting;

•
if you have requested a printed copy of the proxy materials, voting by telephone; or

•
voting electronically at the annual meeting (your participation in the annual meeting, in and of itself, will not revoke the earlier proxy).

Quorum
In order for us to conduct the annual meeting, the holders of a majority of the shares of our common stock issued and outstanding as of the record date must be present, in person or by proxy, at the annual meeting. This is referred to as a quorum. Abstentions and broker non-votes, if any, will be counted as shares present at the meeting for purposes of determining the presence of a quorum.

2024 PROXY STATEMENT   41

ADDITIONAL INFORMATION
Annual Report on Form 10-K
Our 2023 Annual Report on Form 10-K may be accessed through the date of the annual meeting by all shareholders under the “Investor Relations” tab of our website at www.oxfordinc.com. We will also provide without charge, at the written request of any shareholder of record as of April 19, 2024, a hard copy of our 2023 Annual Report on Form 10-K, including the audited financial statements, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our 2023 Annual Report on Form 10-K should be mailed to our company’s headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309, Attention: Investor Relations or emailed to investorrelations@oxfordinc.com.
Board’s Role in Risk Oversight
Our Board is ultimately charged with overseeing our business, including risks to our business, on behalf of our shareholders. In order to fulfill this responsibility, our Audit Committee, pursuant to its charter, reviews our policies with respect to our company’s risk assessment and risk management. With our Audit Committee’s oversight, we conduct an enterprise risk management, or “ERM,” program on an ongoing basis. At each quarterly meeting of our Audit Committee, a significant portion of time is devoted to a management report to the committee on the status of the ERM program and/or certain risks, including among other things cybersecurity and data privacy, faced by our company.
Our Audit Committee actively engages management on potential strategies for reducing, eliminating or mitigating the risks to our organization. Our Audit Committee regularly reports to our Board on our ERM program, and our management at least annually provides our Board with a full report on our ERM program. In addition to our ERM program, our Board examines specific business risks in its regular reviews of our operating groups and also on a company-wide basis as part of its regular strategic reviews.
Additionally, specifically with respect to cybersecurity risk oversight, our Board has delegated to the Audit Committee oversight responsibility for cyber risks and incidents relating to cybersecurity threats, including compliance with disclosure requirements. The Head of Cyber Security provides quarterly reports to our Audit Committee regarding cyber risk trends, technology security risks, projects to continually enhance our information security systems, cybersecurity strategy and the emerging threat landscape. The Audit Committee reports any findings and recommendations, as appropriate, to the full Board for consideration. Our cybersecurity program is periodically evaluated by internal and external resources to evaluate and enhance the effectiveness of our information security policies, controls and procedures. The results of those reviews are reported to senior management and the Audit Committee. As part of our cyber risk management program, we track and log security incidents across our enterprise and perform third-party risk assessments to identify and attempt to mitigate risks from third parties such as vendors and suppliers.
As part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking. In particular, our compensation programs typically provide for short-term cash incentive payments to individuals throughout our company based on satisfaction of pre-established performance targets. For employees within our various operating groups, these performance targets may be based on performance by the operating group, as a whole, or a specific business unit or business location within that operating group. Each cash and/or equity incentive award for an individual employee within our organization is subject to a maximum amount that may be received by the individual. Our senior management and, with respect to our executive officers, our NC&G Committee, approve applicable performance targets taking into consideration our detailed, internal budgets for upcoming fiscal periods. These members of senior management have access to daily retail and ecommerce sales data and receive monthly financial reports, and they review and analyze deviations from the budgeted plans to assess whether, among other things, the deviations were the result of inappropriate risk taking. We do not believe that our compensation policies and procedures are reasonably likely to have a material adverse effect on our company.
Submission of Director Candidates by Shareholders and Shareholder Proposals
Pursuant to our bylaws, to be considered at an annual meeting, director nominations by shareholders and shareholder proposals (other than proposals submitted pursuant to Rule 14a-8 or director nominations) must generally be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year’s annual meeting, such director nominations and shareholder proposals must be delivered not later than the close of business on the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which public announcement of the date of such annual meeting is first made. Any recommendation received by our Secretary will be promptly forwarded to the chair of our NC&G Committee for consideration. In order for a director nomination or shareholder proposal to be considered at our 2025 annual meeting, we must receive notice of such nomination or proposal between February 25, 2025 and March 27, 2025 (inclusive) unless the date of our 2025 annual meeting

42   2024 PROXY STATEMENT

is advanced more than 30 days prior to or delayed more than 30 days after June 25, 2025. Any such nominations and proposals must comply with the other requirements pursuant to our bylaws.
Requirements for Director Nominations by Shareholders
Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly nominate a director candidate. Any shareholder filing a written notice of nomination for a director must describe various matters regarding the nominee and the shareholder, including, among other things, name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for nominating a director candidate is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company’s headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.
In addition to candidates submitted by shareholders, our NC&G Committee will also consider candidates recommended by directors, management, third party search firms and other credible sources. Candidates recommended by any of these sources will be equally evaluated and considered. Our NC&G Committee will compile a complete list of candidates recommended by any credible source and evaluate each candidate. Each candidate will be evaluated in the context of the current composition of our Board, the current needs of our Board and the long-term interests of our shareholders. In making its evaluation of possible director candidates, our NC&G Committee will consider, among other things, issues such as a candidate’s independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment. After evaluating each candidate, our NC&G Committee will determine which candidates it will recommend to the full Board.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 26, 2025.
Requirements for Shareholder Proposals
Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly make a proposal for consideration by our shareholders at an annual meeting. Any shareholder submitting a proposal must describe various matters regarding the shareholder, including, among other things, name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for submitting a shareholder proposal is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company’s headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.
Our bylaws further contemplate that shareholders who wish to have a proposal included in our proxy statement may be permitted to do so in accordance with Rule 14a-8 under the Exchange Act, provided the proposal is otherwise in accordance with such Rule 14a-8. In order for a proposal to be included pursuant to Rule 14a-8 in the proxy statement for our 2025 annual meeting, it must be submitted in writing by January 14, 2025 and comply with the requirements of Rule 14a-8, unless the date of our 2025 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 25, 2025.
Communications to our Board of Directors
Mail can be addressed to our directors in care of the Office of the Secretary at our company’s headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309. At the direction of our Board, all mail received will be opened and screened for security purposes. All relevant and appropriate communications to our directors will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors,” “Non-Management Directors” or the “Lead Director” will be forwarded or delivered to our lead director. Mail addressed to the “Board of Directors” will be delivered to our Chairman.
Proxy Solicitation
We will bear the cost of solicitation of proxies by our Board in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock held in their names. Our employees may solicit proxies by mail, telephone, facsimile, electronic mail and personal interview. We have also engaged Okapi Partners to act as our proxy solicitor and have agreed to pay it $7,500 for the year, plus reasonable out-of-pocket expenses, for such services.
Shareholder List
We will maintain a list of shareholders entitled to vote at the annual meeting at our headquarters located at 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309. A list of the shareholders entitled to vote at the annual meeting will be available

2024 PROXY STATEMENT   43

for examination by any shareholder for a period of 10 days prior to the meeting. Any shareholder wishing to schedule an appointment to examine the shareholder list during this period may do so by sending an email to generalcounsel@oxfordinc.com. The shareholder list will also be available during the annual meeting on the virtual meeting website.
Website Information
We have posted our Corporate Governance Guidelines, Code of Conduct, ethical conduct policy for senior financial officers and Audit Committee and NC&G Committee charters under the “Corporate Governance Library” link under the “Investor Relations” tab on our website at www.oxfordinc.com.
Information contained on our website shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
By Order of the Board of Directors
Suraj A. Palakshappa
Senior Vice President, General Counsel,
Treasurer and Secretary
Our 2023 Annual Report on Form 10-K, which includes audited financial statements, is available on the Internet at http://www.edocumentview.com/OXM. Any shareholder may request a printed copy of the 2023 Annual Report on Form 10-K by following the instructions in the Notice of Internet Availability.

44   2024 PROXY STATEMENT

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X.1 U P X01 - Thomas C. Chubb III 02 - John R. Holder 03 - Stephen S. LanierFor Against Abstain For Against Abstain For Against AbstainUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.0404TB++a v A ote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q2024 Annual Meeting Proxy Card2. Ratify the selection of Ernst & Young LLP to serve as theCompany’s independent registered public accounting firm forfiscal 20243. Approve, by a non-binding, advisory vote, the compensation ofthe Company’s named executive officers1. Election of Class II directors to be elected for a three-year term expiring in 2027:For Against Abstain For Against Abstain1234 5678 9012 345MMMMMMMMM 614586MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TMMMMMMMMMMMMMMMMMMMIf no electronic voting,delete QR code and control #Δ ≈000001MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT LINE SACKPACK MMMMMMMMMMMMMMM C123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extYou may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/OXM or scanthe QR code — login details are located inthe shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/OXMPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYour vote matters – here’s how to vote!

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/OXMNotice of 2024 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 25, 2024Thomas C. Chubb III, K. Scott Grassmyer and Suraj A. Palakshappa, or any of them, each with the power of substitution, are hereby authorized to representand vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholdersof Oxford Industries, Inc. to be held on June 25, 2024 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Proxy - Oxford Industries, Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.investorvote.com/OXMThe 2024 Annual Meeting of Shareholders of Oxford Industries, Inc. will be held onTuesday, June 25, 2024 at 2:00 P.M. Eastern time, virtually via the internet at meetnow.global/MXGVM6Y.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.